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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2012

Dear Stockholder:

        We cordially invite you to attend our 2012 Annual Meeting of Stockholders to be held at 3:00 p.m., local time, on Thursday, May 24, 2012 at our corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117.

        We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. We believe compliance with these rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods we have provided to you. You may vote over the Internet or, if you requested to receive printed proxy materials, by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail.

        Also, please let us know if you plan to attend our Annual Meeting when you vote by telephone or Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

        Thank you for your ongoing support of Deckers Outdoor Corporation. We look forward to seeing you at our Annual Meeting.

Sincerely,
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

 2012 Proxy Summary

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	3:00 p.m., May 24, 2012
• Location	Deckers Outdoor Corporation Corporate Headquarters
495-A South Fairview Avenue
Goleta, California 93117
• Record Date	April 4, 2012
• Voting	Stockholders as of the record date are entitled to vote.

Meeting Agenda

  •
  Election of nine directors

  •
  Ratification of KPMG as independent registered public accounting firm for 2012

  •
  Advisory vote to approve Named Executive Officer compensation

  •
  Transact other business that may properly come before the meeting

Voting Matters

Proposal No.	Matter	Board Vote Recommendation	Page Reference
1	Election of 9 directors	FOR EACH DIRECTOR NOMINEE	10
2	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2012	FOR	62
3	Advisory vote to approve named executive officer compensation	FOR	64

        The following is summary information with respect to each of the proposals to be voted on at the meeting.

Board Nominees

        The following table provides summary information about each director nominee. Each director nominee is elected annually by a plurality of votes cast.

Name	Age	Director Since	Occupation	Independent
Angel R. Martinez	56	2005	Chair of the Board of Directors, President & CEO, Deckers Outdoor Corporation
Rex A. Licklider	68	1993	CEO & Vice Chair, The Sports Club Company	X
John M. Gibbons(1)(2)	63	2000	Independent Consultant	X
John G. Perenchio(1)(3)	56	2005	Owner and Co-Manager, Fearless Records LLC and Fearmore Publishing, LLC	X
Maureen Conners(1)(3)	65	2006	President, Conners Consulting	X
Karyn O. Barsa(2)	50	2008	CEO, Coyuchi, Inc.	X
Michael F. Devine, III(2)	53	2011	Corporate Director	X
Lauri Shanahan(3)	49	2011	Corporate Director, Independent Consultant	X
James Quinn(1)	60	2011	Corporate Director	X

(1)
Member of Compensation and Management Development Committee

(2)
Member of Audit Committee

(3)
Member of Corporate Governance and Nominating Committee

        No director nominee who is a current director attended fewer than 75% of the meetings of the Board of Directors and committee meetings on which he or she sits.

        The Board of Directors recommends that you vote FOR each of the director nominees named in Proposal No. 1.

Independent Registered Public Accounting Firm

        As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012. Approval of the proposal requires the vote of the majority of the shares present at the meeting.

        The Board of Directors recommends that you vote FOR Proposal No. 2.

Executive Compensation Advisory Vote

        We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement. Approval of this proposal requires the vote of a majority of the shares present at the meeting. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goals of paying for financial and operating performance, and aligning our executives' interests with those of our stockholders.

Executive Compensation Elements

Type	Form	Terms
Equity	• Annual Short-Term Equity Awards (Nonvested Stock Units, or "NSUs")	• If performance goals are achieved, NSUs vest over a period of approximately 3 years
	• Long-Term Incentive Equity Awards—Level 1, Level 2 and Level 3 (includes Restricted Stock Units, or "RSUs" and Stock Appreciation Rights, or "SARs")	• RSUs and SARs have performance periods (5 years for Level 1, 10 years for Level 2, 4 years for Level 3) with 2 objective performance measures
Cash	• Salary	• Increases must be approved by Compensation Committee
	• Annual Cash Incentive Plan Awards	• Based on quantitative and qualitative goals
• Incentive plan awards not guaranteed; Determined by compensation committee based on year-end results
Other	• Benefits	• Generally benefits provided to executives mirror those provided to all employees

Other Key Compensation Features

  •
  No tax gross-ups as a result of termination following a change of control

  •
  Prohibit hedging and speculative transactions with respect to our stock

  •
  Stock ownership guidelines for our Named Executive Officers and directors

  •
  "Double Trigger" event required for severance benefits upon a change in control

  •
  Annual equity awards granted in 2011 and 2012 are subject to a Clawback Policy provision subjecting these awards to a Clawback Policy to be adopted by the Company following adoption of the relevant rules by the Securities and Exchange Commission

2011 Compensation Philosophy

        The compensation for our Named Executive Officers is tied to Company performance. Each year for the past six years, our annual revenue and diluted earnings per share have steadily increased. Throughout this period of time, we believe that our executive team has provided both the leadership and strategic vision to achieve this success.

        During fiscal 2011, we achieved a record $1.377 billion in net sales, a 37.6% increase over the prior year. Furthermore, our executive team successfully implemented strategic goals that we believe will contribute to our long-term success. These goals include expanding our brands into new product categories and attracting new consumers, growing our multi-channel distribution strategy, aggressively pursuing new and sophisticated marketing, and continuing to build our team of talented and passionate employees. Our acquisition of the Sanuk brand also contributed to our record results and provided us with another exciting growth vehicle for the future.

        Our executive compensation philosophy continues to focus on at-risk pay, which for the CEO is 90% of his total compensation, and limits annual guaranteed pay. Therefore, compensation increases for our executive officers are generally tied to the Company's performance and each executive's contributions to that performance through their respective functions. At the same time, we balance our annual guaranteed pay with the at-risk pay so as to mitigate excessive risk taking to the Company.

2013 Annual Meeting

  •
  Deadline for Stockholder Proposals December 15, 2012

495-A South Fairview Avenue, Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2012

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION:

        Notice is hereby given that the Annual Meeting of Stockholders of Deckers Outdoor Corporation, a Delaware corporation, will be held at the Deckers' corporate headquarters located at 495-A South Fairview Avenue, Goleta, California, 93117, on Thursday, May 24, 2012, beginning at 3:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1.    Election of Directors.    To elect nine directors to serve until our Annual Meeting of Stockholders to be held in 2013.

          2.    Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012.

          3.    Advisory Vote to Approve Named Executive Officer Compensation.    To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

          4.    Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors recommends that you vote FOR each of the director nominees named in proposal 1 and FOR proposals 2 and 3.

        The Board of Directors has fixed the close of business on April 4, 2012 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "How Can I Vote My Shares" in this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

Goleta, California
April 13, 2012

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 13, 2012

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2012

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation, which we refer to as "the Company," "we," "us," or "our," for use at the Company's Annual Meeting of Stockholders to be held on May 24, 2012 at 3:00 p.m., local time, or the Annual Meeting, or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

        The following questions and answers are intended to briefly address potential questions regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided herein.

Q:
What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:
When and where will the Annual Meeting be held?

A:
You are invited to attend the Annual Meeting on May 24, 2012, beginning at 3:00 p.m., local time. The Annual Meeting will be held at our corporate headquarters, located at 495-A South Fairview Avenue, Goleta, California 93117.

Q:
Why did I receive these proxy materials?

A:
We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC's "notice and access" rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 13, 2012, we mailed a Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet or by telephone.

Q:
What is the purpose of complying with the SEC's "notice and access" rules?

A:
We believe compliance with the SEC's "notice and access" rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:
What am I being asked to vote upon at the Annual Meeting?

A:
At the Annual Meeting, you will be asked to:

•
elect nine directors to serve until the Annual Meeting of Stockholders to be held in 2013 (Proposal No. 1);

•
ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal No. 2);

•
vote upon a proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal No. 3); and

•
act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q:
Does the Board of Directors recommend voting in favor of the proposals?

A:
Yes. The Board of Directors unanimously recommends that you vote each of your shares "FOR" each of the nine director nominees, "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and "FOR" the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Q:
What are the voting requirements to approve the proposals?

A:
The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal No. 1)—Directors will be elected by a plurality of the votes cast, so the nine director nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, brokers no longer possess discretionary authority to vote shares with respect to the election of directors. Accordingly, "broker non-votes" will result for this proposal if brokers do not receive instructions from beneficial owners. Please see "What happens if I do not vote?" below for a discussion of "broker non-votes."

•
Ratification of Selection of Accounting Firm (Proposal No. 2)—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present). Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a matter on which brokers have the discretion to vote, "broker non-votes" will not result for this proposal.

•
Advisory Vote on Executive Compensation (Proposal No. 3)—Approval of the non-binding advisory resolution regarding the compensation of our Named Executive Officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter (assuming that a quorum is present). Abstentions will have the same effect as votes against the proposal. "Broker non-votes" will not be counted for any purpose in determining whether this proposal has been approved.

Q:
What happens if I do not vote?

A:
The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals at the Annual Meeting:

•
Abstentions:  You may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total number of votes cast on the particular matter, and will have the same effect as a vote "AGAINST" Proposal No. 2 and Proposal No. 3 (each of which require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting).

•
Broker Non-Votes.  "Broker non-votes" are shares held by a bank, broker, dealer or other nominee that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal, and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee has authority to vote shares that it holds is determined by stock exchange rules. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal No. 1 or Proposal No. 3 unless they receive other instructions from the beneficial owners of the shares. Please see "Who can vote at the Annual Meeting?" below for a discussion of beneficial ownership.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal.

Q:
Who can vote at the Annual Meeting?

  Only our stockholders of record at the close of business on April 4, 2012, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 38,479,564 shares of our common stock outstanding and entitled to vote. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by our stockholders at the Annual Meeting.

  Holders of Record

  If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a "holder of record." As a "holder of record," you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

  Beneficial Owners

  If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the "beneficial owner" of shares held in "street name" and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the "holder of record" for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the "holder of record," you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of our common stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:
How can I vote my shares?

A:
Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. If you vote by proxy, you can vote by telephone, by Internet or by mail as described below. Zohar Ziv and Thomas A. George, the designated proxyholders, are members of the Company's management. If you are the beneficial owner of shares held in "street name," please refer to the information forwarded by your bank, broker, dealer or other nominee to see which voting options are available to you.

•
Vote by Internet.  You can vote by proxy over the Internet by following the instructions provided in the Notice. If you hold shares beneficially in "street name," you may vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, bank, trustee or nominee. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 23, 2012 by visiting

    www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet, you do not need to return your proxy card.

  •
  Vote by Telephone.  If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by telephone following the voting instruction card provided to you by your broker, bank, trustee or nominee. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 23, 2012. If you vote by telephone, you do not need to return your proxy card.

  •
  Vote by Mail.  If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in "street name" and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on May 24, 2012. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

  •
  Vote at the Annual Meeting.  The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in "street name," you must obtain a proxy, executed in your favor by your bank, broker, dealer or other nominee, to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:
How may I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver's license. If your shares are held in "street name", you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your bank, broker, dealer or other nominee, or similar evidence of ownership. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.

Q:
What can I do if I change my mind after I vote my shares?

A:
You may change your vote at any time before your proxy is voted at the Annual Meeting. You may change your vote by (i) providing written notice of revocation to the Secretary of the Company at our corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you have instructed your bank, broker, dealer or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Q:
Who is paying for the cost of this proxy solicitation?

A:
The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers and regular employees may communicate with stockholders personally or by mail, telephone, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of proxies is approximately $71,000.

Q:
What is the deadline to submit stockholder proposals for the 2013 Annual Meeting?

A:
Notice of any director nomination or other proposal that you intend to present at our 2013 Annual Meeting of Stockholders must be delivered to our corporate headquarters located at 495-A South Fairview Avenue, Goleta, California 93117 no earlier than October 1, 2012 and no later than the close of business on December 15, 2012. In addition, your notice must satisfy the conditions for such proposals set forth in our Bylaws, which contain requirements with respect to advance notice of director nominations and other stockholder proposals.

Q:
How can stockholders nominate a candidate for election as a director?

A:
The Company's Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

  Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting of stockholders must include the following information:

  •
  the name and address of the stockholder and any Stockholder Affiliate proposing to make the nomination and of the person or persons to be nominated;

  •
  the class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder or any Stockholder Affiliate and any derivative positions held or beneficially held by the stockholder or any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate;

  •
  a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

  •
  a description of all arrangements or understandings between the stockholder(s) or Stockholder Affiliate supporting the nomination and each nominee;

  •
  any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination;

  •
  the consent and commitment of the nominee(s) to serve as a director;

  •
  for each nominee, a completed and signed questionnaire, in a form provided by the Company upon written request, with respect to the background and qualification of such person being nominated and the background of any other person or entity on whose behalf the nomination is being made;

  •
  for each nominee, a written representation and agreement, in the form provided by the Company upon written request, with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of the Company;

  •
  a description of all agreements, arrangements and understandings between the stockholder and Stockholder Affiliate and any other person, including their name, in connection with the nominee; and

  •
  whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

  For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the nomination; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the nomination; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Company's Bylaws will be forwarded to the Corporate Governance and Nominating Committee.

Q:
How can stockholders propose actions for consideration at an annual meeting of stockholders (other than nomination of directors)?

A:
The Company's Bylaws provide that a stockholder seeking to propose actions at an annual meeting of stockholders must provide timely advance written notice to the Company. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the meeting.

  Under our Bylaws, a stockholder's notice of proposed action to be made at an annual meeting of stockholders must include the following information:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

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  the name and address of the stockholder proposing such business and any Stockholder Affiliate;

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  the class and number of shares of the Company that are, directly or indirectly, beneficially owned by the stockholder and any Stockholder Affiliate;

  •
  any derivative positions held or beneficially held by the stockholder and any Stockholder Affiliate, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate with respect to the Company's securities;

  •
  a description of all agreements, arrangements and understandings between such stockholder or any Stockholder Affiliate and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

  •
  any material interest of the stockholder or any Stockholder Affiliate in such business; and

  •
  whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation.

  Any stockholder providing such notice shall promptly provide any other information that the Company may reasonably request. For these purposes, "Stockholder Affiliate" means any person controlling, directly or indirectly, or acting in concert with, any stockholder making the proposal for action at an annual meeting; any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder making the proposal for action at an annual meeting; and any person controlling, controlled by or under common control with the Stockholder Affiliate. The presiding officer of the annual meeting may refuse to acknowledge any business not brought before the meeting in compliance with the foregoing procedure.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, please write or call us at the following address and telephone number:

Deckers Outdoor Corporation
Attn: Corporate Secretary
495-A South Fairview Avenue,
Goleta, California 93117
(805) 967-7611

  In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who hold shares in "street name" may contact their bank, broker, dealer or other nominee to request information about householding. This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2011, are available at http://www.deckers.com.

Q:
Where can I find voting results of the Annual Meeting?

A:
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

Q:
Whom should I contact with other questions?

A:
If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, please contact: Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, Attention: Corporate Secretary, Telephone: (805) 967-7611.

ELECTION OF DIRECTORS

PROPOSAL NO. 1

Overview

        The Company's Bylaws provide for the annual election of directors. The Company's Bylaws also provide that the directors shall consist of not less than one or more than ten members. The specific number of Board members within this range is established by the Board of Directors and is currently set at ten and will be reduced to nine effective upon the conclusion of the Annual Meeting. There are currently ten Board members.

        At the Annual Meeting, stockholders will be asked to elect nine directors of the Company to serve until the Company's next annual meeting of stockholders to be held in 2013 and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by the Board of Directors to become directors at the Annual Meeting are set forth below. Each of the proposed nominees currently serves as a member of the Board of Directors. Ruth Owades, one of our current directors and a member of the Corporate Governance and Nominating Committee, is not standing for re-election as director at the Annual Meeting, and her term of office on the Board of Directors will end effective upon the conclusion of the Annual Meeting.

        Accordingly, if all nominees for director are elected, then following the Annual Meeting, the Board of Directors will consist of nine members, and a majority of the Board of Directors and all members of each of its standing committees will continue to be "independent" under applicable regulations as described below. In addition, assuming that John Gibbons is elected to be a director at the Annual Meeting, he will replace Rex Licklider as the Lead Director of the Board of Directors.

Voting Requirements

        The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Annual Meeting. The persons named as proxyholders in the enclosed proxy will vote to elect all nine director nominees named below unless contrary instructions are given in the proxy. Broker non-votes and proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such actions.

        Although each of the persons named below has consented to serve as a director if elected, and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the Board of Directors may reduce the number of directors fixed by our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of the nominee.

Agreements with Directors

        None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company.

Director Nominations

        The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director proposed by stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws and described above under "How can stockholders nominate a candidate for election as a director." Stockholder nominations that meet the criteria outlined below will receive the same consideration that the Committee's nominees receive.

Director Qualifications

        Directors are responsible for overseeing and monitoring our business consistent with their fiduciary duty to our stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, and professional experience. As detailed under "Nominating Procedures and Criteria" below, the Board of Directors believes that there are both general requirements for services the Board of Directors that are applicable to all directors and other specialized criteria that should be represented on the Board as a whole, but not necessarily by each director.

        The names of the nominees for director and certain biographical information about them, including public company directorships over the last five years, are set forth below. In addition, information about the specific qualifications, attributes and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director of the Company is set forth below.

Legal Proceedings with Directors

        There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Qualifications for All Directors

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following:

All Director Nominees Exhibit

  •
  Personal and professional integrity

  •
  Good business judgment

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  Relevant experience and skills

  •
  Ability to be an effective director in conjunction with the full Board of Directors in collectively serving the long-term interests of the Company's stockholders

  •
  Commitment to devoting sufficient time and energy to diligently perform their duties as a director

        The Committee considers diversity among other factors in identifying nominees for director, such as personal characteristics including race and gender, as well as diversity in the experience and skills that contribute to the Board's performance of its responsibilities in the oversight of the Company's business.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors

        The Nominating and Corporate Governance Committee believes that the competencies we seek in our directors should support our Company's strategies for long-term success. Below we identify the key qualifications and skills our directors bring to the Board of Directors that we believe are important in light of our business and strategic direction. The particular qualifications and skills that the Board of Directors considered in nominating each individual director nominee are included in the directors' individual biographies below.

Company Strategy	Qualifications, Attributes, Skills and Experience
Build niche brands into global lifestyle leaders	• Luxury/premium branding experience • Entrepreneurial
Evolve and grow our multi-channel distribution	• Distribution/logistics expertise • Retail experience
Pursue new, diverse and sophisticated marketing	• Sales and marketing experience
Grow our global business, involving complex financial transactions	• High level of financial literacy and experience • International experience • Public Company Management Experience
Innovate based on our industry expertise	• Industry experience (footwear, apparel, accessories)
Manage risk appropriately in light of our long-term strategic goals	• Risk oversight experience

2012 Nominees for Director

Name	Age	Director Since	Principal Occupation
Angel R. Martinez	56	2005	Chair of the Board, President and Chief Executive Officer of the Company
Rex. A. Licklider	68	1993	Chief Executive Officer and Vice Chair of The Sports Club Company
John M. Gibbons(1)(2)(3)	63	2000	Independent Consultant
John G. Perenchio(1)(4)	56	2005	Owner and Co-Manager of Fearless Records LLC and Fearmore Publishing, LLC
Maureen Conners(1)(4)	65	2006	President of Conners Consulting
Karyn O. Barsa(2)	50	2008	Chief Executive Officer of Coyuchi, Inc.
Michael F. Devine, III(2)	53	2011	Corporate Director
Lauri Shanahan(4)	49	2011	Corporate Director, Independent Consultant
James Quinn(1)	60	2011	Corporate Director

(1)
Current Member of the Compensation and Management Development Committee

(2)
Current Member of the Audit Committee

(3)
Nominee to become Lead Director

(4)
Current Member of the Corporate Governance and Nominating Committee

Angel R. Martinez Director Since 2005 Age 56

Mr. Martinez has been President and Chief Executive Officer of the Company since April 2005. In September 2005, Mr. Martinez became a director of the Company and in May 2008, he became Chair of the Board of Directors. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will remain Chair of the Board of Directors. Mr. Martinez has also served as a director of Tupperware Brands Corporation (NYSE:TUP) since 1998.

Specific Qualifications, Attributes, Skills and Experience

  •
  Industry Experience—Extensive experience in the footwear industry, including serving as Chief Executive Officer and Vice Chair of Keen LLC, an outdoor footwear manufacturer. Also served in a variety of positions at Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok.

  •
  Entrepreneurial—During his tenure at Keen LLC, successfully established this incipient brand for future growth.

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  Sales and Marketing Experience—Served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd., a global athletic brand that creates and markets sports and lifestyle products.

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  International Experience—Held key management roles at Reebok International, Keen and the Company during periods of international expansion.

  •
  Luxury/Premium Branding Experience—Seven years experience with the UGG Australia brand, a premier brand in luxury and comfort footwear, handbags, apparel, and cold weather accessories. Acquired the Ralph Lauren Footwear brand, managed as a subsidiary of The Rockport Co.

  •
  Retail Experience and Distribution/Logistics Experience—Owned and operated his own retail stores. While President of Rockport, oversaw retail evolution for the brand, including opening over fifty Rockport brand stores. Involved in management of supply chain and distribution channels during his many years of industry experience.

  •
  Public Company Management Experience—Has served as President and Chief Executive Officer of the Company for seven years.

  •
  Risk Oversight Experience—Fourteen years experience as a corporate director with risk oversight responsibilities.

Rex A. Licklider Director Since 1993 Age 68

Mr. Licklider is director, Vice Chair and Chief Executive Officer of The Sports Club Company (OTC Markets: SCYL), a developer and operator of health and fitness clubs, a company he has been involved with since 1994. Mr. Licklider has served as the Chief Executive Officer of The Sports Club Company since March 2004 and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004.

Specific Qualifications, Attributes, Skills and Experience

  •
  Industry Experience—19-year directorship at the Company.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion.

  •
  Luxury/Premium Branding Experience—Involved in several different capacities at The Sports Club Company, a company which markets clubs to affluent, health conscious individuals.

  •
  Public Company Management Experience—Served as Chief Executive Officer for eight years of the Sports Club Company, which was previously listed on the American Stock Exchange.

  •
  High level of financial literacy and experience—Extensive experience as a Chief Executive Officer and director. In addition to the positions discussed above, from February 1992 to January 1993, Mr. Licklider was Chair of the Board of Directors of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chair of the Board of Directors and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.

  •
  Risk Oversight Experience—In addition to serving as a director and executive officer for various companies, has served as the Lead Director since 2008.

John M. Gibbons Director Since 2000 Age 63

Mr. Gibbons is an independent consultant. He has also served as a director and Chair of the Audit Committee of National Technical Systems, Corp., a provider of integrated testing, certification, quality registration and systems evaluation services, since September 2003.

Specific Qualifications, Attributes, Skills and Experience

  •
  High level of financial literacy and experience—Currently serves as Chair of the Company's Audit Committee. In addition to the positions listed above, from June 2000 to April 2004, Mr. Gibbons was Vice Chair of TMC Communications, Inc., a long distance, data and internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. Mr. Gibbons was also Vice Chair of Assisted Living Corporation, a national provider of assisted living services, from March 2000 to December 2001.

  •
  Risk Oversight Experience—Extensive experience in risk oversight as Chair of the Company's Audit Committee and Chair of the Audit Committee of National Technical Systems, Corp.

  •
  Industry Experience—12-year directorship at the Company.

  •
  Public Company Management Experience—Previously employed by The Sports Club Company, a developer and operator of health and fitness clubs which was previously listed on the American Stock Exchange, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion.

  •
  Luxury/Premium Branding Experience—Involved in several different capacities at The Sports Club Company, a company which markets clubs to affluent, health conscious individuals.

Karyn O. Barsa Director Since 2008 Age 50

Ms. Barsa has served as Chief Executive Officer of Coyuchi, Inc., a maker of organic cotton bedding, bath and baby products, since April 2009. From February 2008 to April 2009, she served as President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. She serves on the boards of Coyuchi, Inc. and The Directors' Organization Ltd., and the advisory board of Embark Stores, Inc.

Specific Qualifications, Attributes, Skills and Experience

  •
  High Level of Financial Literacy and Experience—In addition to the Chief Executive Officer and director positions discussed above, served as Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. Also holds a BA in Economics from Connecticut College and an MBA from the University of Southern California.

  •
  Risk Oversight Experience—Serves as a member of the Audit Committee and serves on the boards of Coyuchi, Inc. and The Directors' Organization Ltd.

  •
  Luxury/Premium Branding Experience—In addition to serving as Chief Executive Officer of Coyuchi, Inc. was Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer between 1999 and 2001.

  •
  Distribution/Logistics Experience—As Chief Executive Officer of Coyuchi, Inc., gained extensive experience in management of supply chain and distribution issues.

  •
  Entrepreneurial—Has served in a variety of leadership positions for several companies during periods of expansion, including serving as Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer between May 2007 and February 2008.

Maureen Conners Director Since 2006 Age 65

Ms. Conners is President of Conners Consulting, which she founded in 1992. Conners Consulting has worked with companies such as Johnson & Johnson, Ralph Lauren Footwear, Rockport, Hewlett Packard, Monster.com, Polaroid, Bausch and Lomb, Southcorp Wines, and Western Union Money Zap, providing a range of services including marketing and strategic planning, new product and new business development, and global brand building.

Specific Qualifications, Attributes, Skills and Experience

  •
  Sales and Marketing Experience—Prior to founding Conners Consulting, held senior level marketing positions with several leading consumer companies, including Senior Vice President of Marketing, Girls Division at Mattel. Prior to that, she served as Director of Marketing, Men's Jean's Division at Levi Strauss, and Group Marketing Manager at Gillette. Also has an MBA from the Wharton School of the University of Pennsylvania.

  •
  Industry and Luxury/Premium Branding Experience—Experience working with a myriad of footwear and apparel companies, including Ralph Lauren Footwear, Rockport and Levi Strauss.

  •
  International Experience—Worked for three multi-billion dollar global companies, Gillette, Levi Strauss and Mattel.

  •
  Entrepreneurial—Experience owning and running her own business as well as working with various startup companies.

  •
  Risk Oversight Experience—Significant profit and loss responsibility at a number of global companies.

Michael F. Devine, III Director Since March, 2011 Age 53

Mr. Devine recently retired as Senior Vice President and Chief Financial Officer from Coach, Inc. (NYSE: COH) in 2011. Currently Mr. Devine serves as a member of the Board of Directors and of the Audit Committee of NutriSystem, Inc. (NASDAQ: NTRI) as well as a member of the Board of Directors and Chair of the Audit Committee of Express, Inc. (NYSE: EXPR). From 2004 to 2007, Mr. Devine served as member of the Board of Directors and Chair of the Audit Committee of Educate

(formerly NASDAQ: EEEE), a leading K-12 education service company with solutions such as Sylvan Learning Center.

Specific Qualifications, Attributes, Skills and Experience

  •
  High Level of Financial Literacy and Experience—In addition to Mr. Devine's experiences at Coach, Inc. and as a director, prior to joining Coach, served as Chief Financial Officer and Vice President-Finance of Mothers Work, Inc. from February 2000 until November 2001. From 1997 to 2000, was Chief Financial Officer of Strategic Distribution, Inc., a Nasdaq-listed industrial store operator. Previously, was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the prior six years he was the Director of Finance and Distribution for McMaster-Carr Supply Co. Holds a Bachelor of Science degree in Finance and Marketing from Boston College and an MBA in Finance from the Wharton School of the University of Pennsylvania.

  •
  Public Company Management Experience—Experience at Coach, Inc. involved managing a public company during a period of high growth.

  •
  Risk Oversight Experience—Eight years' experience as a corporate director with risk oversight responsibilities.

  •
  Luxury/Premium Branding Experience—Coach, Inc. is a leading marketer of modern classic American accessories.

  •
  Industry Experience—In addition to experience at Coach, Inc., has served as a director of Express Inc., a nationally recognized specialty apparel and accessory retailer offering both women's and men's merchandise.

  •
  Distribution/Logistics Experience and Retail Experience—Involved in supply chain and wholesale and retail distribution channels while at Coach, Inc.

  •
  International Experience—Involved in a global brand with worldwide operations while at Coach, Inc.

John G. Perenchio Director Since 2005 Age 56

Mr. Perenchio is a private investor. Beginning in 1999, he has held controlling interests in and is the principal manager of various music industry companies. Currently he holds controlling interests in and co-manages Fearless Records LLC, an independent rock music label distributed by Sony-BMG, and Fearmore Publishing, LLC, a music publishing company administered by Warner/Chappell Music, Inc. Since late 2009, Mr. Perenchio has been involved in Club Ride Apparel, LLC, a start-up sports apparel company in which he owns a controlling interest.

Specific Qualifications, Attributes, Skills and Experience

  •
  Entrepreneurial—Involved in the formation of a myriad of different successful business enterprises, from music to apparel. From 1990 to 2003, served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries.

  •
  Industry Experience—Experience in apparel and has been a director of the Company for seven years.

  •
  Sales and Marketing Experience—Experience with designing and implementing marketing and sales plans in the music industry, internet retail, real estate industry and the sports apparel industry.

  •
  Risk Oversight Experience—In addition to the director and management experiences discussed above, from 1984 to 1990, served as in-house counsel at Triad Artists, Inc., one of the then premier talent agencies in the world, and prior to that, from 1982 to 1984, he practiced law as an attorney in California.

  •
  Public Company Management Experience—From 1992 to 2007, Mr. Perenchio was a director of Univision Communications Inc., the leading Spanish-language media company in the United States.

James Quinn Director Since September, 2011 Age 60

Mr. Quinn retired as president of Tiffany & Co. [NYSE: TIF] effective January 31, 2012. He was named to Tiffany's board of directors in 1995 and served until 2008. Mr. Quinn also currently serves as a director of Mutual of America Capital Management, Inc.

Specific Qualifications, Attributes, Skills and Experience

  •
  Public Company Management Experience—As the former president of Tiffany & Co., oversaw retail sales in Tiffany stores in more than 50 countries, with responsibility for the company's global expansion strategy, including the significant Tiffany presence established throughout Asia. Joined Tiffany in 1986 and held a series of significant positions including Vice Chairman prior to his appointment as president in 2003.

  •
  Luxury/Premium Branding Experience—Tiffany & Co. is a jeweler and specialty retailer whose principal merchandise offering is fine jewelry.

  •
  Distribution/Logistics Experience and Retail Experience—At Tiffany & Co., involved in supply chain and retail and other distribution channels.

  •
  International Experience—As discussed above, while at Tiffany & Co., involved in a global brand with worldwide operations.

  •
  Risk Oversight Experience—Over ten years' experience as a corporate director with risk oversight responsibilities.

Lauri Shanahan Director Since September, 2011 Age 49

Ms. Shanahan is a seasoned retail executive with over 19 years of senior level experience across global, multi-channel, multi-brand enterprises and other specialty retail companies. Ms. Shanahan is also on the board of directors of Charlotte Russe Holding, Inc. a specialty retailer of apparel and accessories with over 500 stores. In addition, Ms. Shanahan is a principal of Maroon Peak Advisors, which provides a broad range of advisory services in the retail and consumer products sector.

Specific Qualifications, Attributes, Skills and Experience

  •
  Public Company Management Experience—Joined The Gap Inc. [NYSE: GPS] in 1992 and served in numerous leadership roles including Chief Administrative Officer, Chief Legal Officer and corporate secretary.

  •
  Distribution/Logistics Experience and Retail Experience—Involved in retail and other distribution channels and supply chain while at The Gap Inc. and as a consultant.

  •
  International Experience—Involved with global brands with worldwide operations while at The Gap Inc..

  •
  Industry Experience and Luxury/Premium Branding Experience—Gained experience in footwear, apparel and accessories at The Gap Inc., Charlotte Russe and through consulting business. Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands.

  •
  Risk Oversight Experience—In addition to her other leadership roles at The Gap Inc., Ms. Shanahan served as Chief Compliance Officer where she oversaw the global corporate risk committee as well as the governance and compliance organization.

Summary of Qualifications of 2012 Nominees for Director

        The table below includes the specific qualifications, attributes, skills and experience of each director that led the Board of Directors to conclude that the director is qualified to serve on the Board of Directors. We look to each director to be knowledgeable in these areas, an "X" in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board of Directors. The lack of an "X" for a particular item does not mean that the director does not possess that qualification, attribute, skill or experience.

	Angel Martinez	Rex Licklider	John Gibbons	Karyn Barsa	Maureen Conners	Mike Devine	John Perenchio	James Quinn	Lauri Shanahan
Luxury/Premium Branding Experience	X	X	X	X	X	X		X	X
Entrepreneurial	X	X	X	X	X		X
Distribution/Logistics Experience	X			X		X		X	X
Retail Experience	X					X		X	X
Sales and Marketing Experience	X				X		X
High Level of Financial Literacy and Experience		X	X	X		X
International Experience	X				X	X		X	X
Public Company Management Experience	X	X	X			X	X	X	X
Industry Experience (footwear, apparel, accessories)	X	X	X		X	X	X		X
Risk Oversight Experience	X	X	X	X	X	X	X	X	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Pursuant to Delaware law and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

        The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company's business. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other senior management personnel, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

        The Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Listing Rule 5605(a)(2) of the NASDAQ Stock Market LLC ("Nasdaq") and applicable rules of the SEC. The guidelines for director independence are set forth in our Corporate Governance Guidelines and are posted on our website at www.deckers.com. These guidelines help ensure that the Board of Directors and its committees are independent from management and that the interests of the Board of Directors and management align with the interests of the stockholders. Based on these standards, the Board of Directors has determined that each of our directors, other than Mr. Martinez, is independent (including, with respect to Audit Committee members, the heightened independence criteria applicable to such committee members under NASDAQ and SEC independence standards).

Board of Directors Meetings

        The Board of Directors held 6 meetings during the year ended December 31, 2011. For the fiscal year ended December 31, 2011, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and 100% of the aggregate number of meetings of the committees on which he or she served. Time is scheduled for our independent directors to meet in an executive session at every Board meeting. As Lead Director, Mr. Licklider presided at these executive sessions.

        The Company's Corporate Governance Guidelines states that directors are expected to attend the Company's annual meeting of stockholders. Six members of the then Board of Directors attended the Company's 2011 Annual Meeting of Stockholders.

Committees of the Board of Directors

        The Board of Directors has three standing committees: an Audit Committee, a Compensation and Management Development Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each of the directors serving on each of these three committees is "independent" as that term is defined under Nasdaq Listing Rule 5605(a)(2) and applicable rules of the SEC, including the heightened independence criteria applicable to Audit Committee members.

        At the date this Proxy Statement went to press, membership of the committees was as listed below. Ms. Owades, one of our current directors and a member of the Corporate Governance and Nominating Committee, is not standing for re-election as director at the Annual Meeting.

Audit	Compensation and Management Development	Corporate Governance and Nominating
John M. Gibbons (Chair)	John G. Perenchio (Chair)	Maureen Conners (Chair)
Karyn O. Barsa	Maureen Conners	John G. Perenchio
Michael F. Devine, III	John M. Gibbons	Lauri Shanahan
	James Quinn	Ruth Owades

  Audit Committee

        The Audit Committee oversees (i) management's conduct of, and the integrity of, the Company's financial reporting to any governmental or regulatory body, stockholders, public and any other uses of Company financial reports, (ii) the Company's systems of internal controls and procedures over financial reporting and disclosure, (iii) the qualifications, engagement, compensation, independence and performance of the independent registered public accounting firm that shall audit the annual financial statements of the Company and review the quarterly financial statements and any other registered public accounting firm engaged to prepare or issue an audit report or to perform other audit, review or attest services for the Company, (iv) the Company's legal and regulatory compliance, (v) the application of the Company's related person transaction policy as established by the Board of Directors, and (vi) the applications of the Company's code of business conduct and ethics as established by management and the Board of Directors. The committee held 8 meetings during 2011. At the date this Proxy Statement went to press, Mr. Gibbons was Chair of the Audit Committee and the Committee was comprised of Messrs. Gibbons and Devine and Ms. Barsa. The Board has determined that Mr. Gibbons qualifies as an "audit committee financial expert" as defined under the rules of the SEC. All of the members of the Audit Committee meet the independence and experience requirements of the Nasdaq rules and the independence requirements of the SEC. The Audit Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

  Compensation and Management Development Committee

        The Compensation and Management Development Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, (iv) makes recommendations to the Board of Directors with respect to incentive-compensation plans including equity-based plans, (v) oversees and approves the management continuity planning process, and (vi) reviews and evaluates the succession plans relating to the executive officers. The Compensation and Management Development Committee also reviews and recommends to the Board of Directors any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Company's 2006 Equity Incentive Plan (the "2006 Plan"). The Compensation and Management Development Committee held 8 meetings during 2011. At the date this Proxy Statement went to press, Mr. Perenchio was Chair of the Compensation and Management Development Committee and the Committee was comprised of Messrs. Perenchio, Gibbons and Quinn and Ms. Conners. All of the members of the Compensation and Management Development Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Compensation and Management Development Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee (i) develops and recommends to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders, (iii) identifies individuals qualified to become directors, consistent with criteria specified in the Corporate Governance Guidelines, (iv) recommends to the directors membership of the Committees of the Board of Directors, and (v) oversees the evaluation of the Board of Directors and Committees of the Board of Directors. The Corporate Governance and Nominating Committee held 5 meetings during 2011 and communicated as frequently throughout the year as was necessary to fulfill its duties. At the date this Proxy Statement went to press, Ms. Conners was Chair of the Corporate Governance and Nominating Committee and the Committee was comprised of Mr. Perenchio, Ms. Conners, Ms. Owades and Ms. Shanahan. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of all applicable Nasdaq and SEC rules and regulations. The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on our website at www.deckers.com.

Nominating Procedures and Criteria

        Among its functions, the Corporate Governance and Nominating Committee considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director proposed by our stockholders, provided such recommendations are made in accordance with the procedures set forth in our Bylaws and described above under "How can stockholders nominate a candidate for election as a director." Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee are discussed above under "Qualifications for All Directors." In evaluating candidates for certain Board positions, the Committee also evaluates additional criteria, as discussed above under "Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors."

        In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and considers the candidate's ability to contribute to the success of the Company. In evaluating an existing director for re-election, the committee considers the existing director's Board and committee meeting attendance and performance, the length of service on the Board of Directors, experience, skills and contributions brought to the Board of Directors, and independence.

        The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.

        As of the date this Proxy Statement went to press, our stockholders had not proposed any candidates for election at the Annual Meeting.

Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines that set forth the primary framework of governance principles applicable to the Company. The Corporate Governance Guidelines outline the general principles regarding the role and functions of the Board of Directors including director qualifications; director independence; Board meetings; Board committees; the Chair and Lead

Director of the Board of Directors; director access to officers, employees, and independent advisers; director compensation; director orientation and continuing education; adopting of stockholder rights plans; establishment of evaluation of the Chief Executive Officer and management succession; annual Board self-evaluations; ethical expectations; and monitoring reports of irregularities. The complete copy of the Company's current Corporate Governance Guidelines is available on our website at www.deckers.com.

Management Succession

        Pursuant to our Corporate Governance Guidelines, the Compensation and Management Development Committee provides an annual report to the Board of Directors on emergency and expected Chief Executive Officer succession planning. The Board of Directors works with the Compensation Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with his input as to potential successors.

Board Leadership Structure and Lead Director

        We have employed a leadership structure utilizing a combined Chair and Chief Executive Officer for many years and the Board of Directors believes that this leadership structure has been effective. The combined Chair and Chief Executive Officer provides a single leader for us who is seen by our employees, customers, business partners and stockholders as providing strong leadership. Furthermore, the Board of Directors believes this structure facilitates communication between the Board of Directors and our management. In light of this combined office, the Board of Directors has implemented various counterbalancing governance structures including a Lead Director, an eight-ninths independent board, independent committees of the Board of Directors, and established governance guidelines.

        In March 2008, the Board of Directors established the position of Lead Director and elected Mr. Licklider to serve in that position, effective with the 2008 Annual Meeting, for a two-year term. In 2010, the Board of Directors again elected Mr. Licklider as Lead Director for an additional two-year term, subject to his earlier replacement, retirement or resignation. Effective upon the conclusion of the Annual Meeting, John Gibbons, a current director, will replace Mr. Licklider as the Lead Director, for a two-year term. Pursuant to our Corporate Governance Guidelines, the Lead Director is an independent director who is selected for a two-year term by the independent directors on the Board of Directors. The Lead Director's responsibilities include (i) coordinating the scheduling and preparation of agendas for the executive sessions of the Board and other meetings of the Board in the absence of the Chair of the Board, (ii) chairing executive sessions of the Board and other meetings of the Board in the absence of the Chair of the Board, (iii) approving information sent to the Board, (iv) serving as a liaison between the Chair of the Board and the other independent directors, (v) approving the meeting agendas for the Board and approving the meeting schedules of the Board to assure that there is sufficient time for discussion of all agenda items, and (vi) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of independent directors.

Board Role in Risk Oversight

        While risk management is primarily the responsibility of our management, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board of Directors delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for: (i) reviewing and discussing with management, the highest ranking manager of internal audit and the independent registered public accounting firm the Company's financial risk exposures and assessing the policies and processes management has implemented to monitor and control such exposure; (ii) assisting the Board in fulfilling its oversight responsibilities regarding our policies and processes with respect to risk assessment and risk management, including any significant non-financial risk exposures; and (iii) reviewing our annual disclosures concerning the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee's work in overseeing risk management, our full Board of Directors regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from the Chair of the Audit Committee.

        Our legal and internal audit executives report directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the internal audit executive and with representatives of our independent registered public accounting firm. The Chair of the Audit Committee reports to the full Board of Directors regarding material risks as deemed appropriate. Every Board meeting agenda also includes a time to discuss risk management updates. In addition to the responsibilities undertaken by the Audit Committee, the other Board committees have oversight of specific risk areas, consistent with the committees' charters and responsibilities. For example, the Compensation and Management Development Committee oversees the design of our executive compensation program so as to mitigate compensation-related risk and our Corporate Governance and Nominating Committee develops our Corporate Governance Guidelines to establish appropriate governance practices.

Communications with Directors

        Stockholders may communicate with the Chair of the Audit Committee, Corporate Governance and Nominating Committee, or Compensation and Management Development Committee, or with our independent directors as a group, by writing to any such person or group c/o the Corporate Secretary, at the Company's offices at 495-A South Fairview Avenue, Goleta, California 93117.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics to help its officers, directors and other employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and Ethics and with applicable laws and regulations. To the extent required by law, any amendments to, or waivers from, any provision of the code will be promptly disclosed publicly on our corporate website. The code is available on our website at www.deckers.com.

Compensation and Management Development Committee Interlocks and Insider Participation

        As of the date of this Proxy Statement, the members of the Compensation and Management Development Committee consisted of Messrs. Perenchio, Gibbons and Quinn and Ms. Conners, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2011 or is a former officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship with the Company during 2011 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving on the Board of Directors or Compensation and Management Development Committee.

EXECUTIVE OFFICERS

        Each executive officer of the Company serves at the discretion of the Board of Directors. Biographical information for the executive officers of the Company as of the date this Proxy Statement went to press is set forth below. There are no family relationships between any executive officer and any other executive officer or director. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Executive Officer	Age	Position
Angel R. Martinez	56	Chair of the Board of Directors, President and Chief Executive Officer
Thomas A. George	56	Chief Financial Officer
Zohar Ziv	59	Chief Operating Officer
Constance X. Rishwain	53	President of the UGG® brand
Peter K. Worley	51	President, Asia Pacific
Stephen Murray	52	President, EMEA

        The biographical summary for Mr. Martinez is presented earlier under the heading "2012 Nominees for Director."

        Thomas A. George, age 56, has been our Chief Financial Officer since September 2009. Mr. George has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, from February 2005 to September 2009, Mr. George was Chief Financial Officer of Ophthonix, Inc., a private technology company. Prior to Ophthonix, from October 1997 through February 2005 Mr. George was the Chief Financial Officer of publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE:LUX), a global consumer products brand with wholesale and retail distribution of multiple product categories including sunglasses and prescription eyewear, apparel, footwear, watches and electronics. Prior to Oakley, from December 1987 through October 1997 Mr. George was the Senior Vice President and Chief Financial Officer of REMEC, Inc., a public technology company. Mr. George has also served as Corporate Controller and Manager of Financial Planning for other public technology firms. He began his career at Coopers & Lybrand where he became a Certified Public Accountant. He received a BS in Business Administration from the University of Southern California.

        Zohar Ziv, age 59, has been our Chief Operating Officer since December 2007 after serving as Chief Financial Officer and Executive Vice President, Finance and Administration since March 2006. Mr. Ziv also served as interim Chief Financial Officer after his promotion to Chief Operating Officer from December 2007 to April 2008. Previously, from February 2004 to December 2005, Mr. Ziv was

Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America, from June 2002 to February 2004.

        Constance X. Rishwain, age 53, has been the President of UGG Australia since December 2002. She also served as President of Simple from December 2002 to December 2009. Prior to her promotion to President in December 2002, she served as the Vice President, Brand Manager of UGG since April 1999 and Vice President, Brand Manager of Simple since January 2001. Ms. Rishwain held the positions of Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales—Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us in January 1995, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities, including Vice President Merchandising of Nine West retail division.

        Peter K. Worley, age 51, was made President of Deckers Asia Pacific effective as of January 1, 2012. From March 2006 to December 2011, Mr. Worley served as President of Teva. From October 2005 to March 2006, Mr. Worley served as Vice President of US Sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996, and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.

        Stephen Murray, age 52, joined the Company as President of Europe, Middle East and Africa (EMEA) in May 2011. Prior to joining the Company, Mr. Murray served as Global President of Urban Outfitters Inc. (NASDAQ: URBN) from April 2010 to May 2011. Prior to Urban Outfitters Mr. Murray, was at VF Corporation, where he served as President, VF Action Sports Coalition since February 2009, overseeing the Vans and Reef brands. Prior to assuming that role, Mr. Murray was President of VF's Vans brand from 2004 to 2009. Mr. Murray had been the Chief Marketing Officer for Vans, Inc. from 2002 to 2004 and Senior Vice President, International from 1998 to 2002. Prior to joining Vans, Inc., Mr. Murray held various leadership roles, including Vice President of Global Apparel in the U.S. and abroad for Reebok International, Ltd. from 1991 to 1998. Mr. Murray holds a BA in Business Studies from Middlesex University, England.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Management Development Committee, which we refer to as the Committee for purposes of this Compensation Discussion and Analysis, is responsible for the compensation of our Named Executive Officers (defined below). In this section we discuss and analyze the compensation of our principal executive and financial officers and our three other most highly compensated executive officers, which we refer to as the "Named Executive Officers," for the fiscal year ended December 31, 2011. This section is divided into the following five parts:

  •
  Executive Summary

  •
  Compensation Philosophy and Objectives

  •
  Compensation Consultant and Market Comparisons

  •
  2011 Executive Compensation Elements

  •
  Other Compensation Considerations

        Our Named Executive Officers for 2011 were the following:

  •
  Mr. Angel R. Martinez—Chair of the Board of Directors, President and Chief Executive Officer

  •
  Mr. Thomas A. George—Chief Financial Officer

  •
  Mr. Zohar Ziv—Chief Operating Officer

  •
  Ms. Constance X. Rishwain—President of the UGG brand

  •
  Mr. Peter K. Worley—President of the Teva brand during fiscal 2011. Effective January 1, 2012, Mr. Worley assumed the position of President of Deckers Asia Pacific.

Executive Summary

  The 2011 Fiscal Year in Review

        Fiscal 2011 was another record year at the Company, with strong financial performance and the successful implementation of several key strategic efforts. Highlights of the year include:

  •
  Our three- and five-year total returns to stockholders were 61.3% and 55.6%, respectively;

  •
  Our net sales increased 37.6% to a record $1.377 billion, including international sales growth of 82.4% to $432.2 million;

  •
  Our diluted earnings per share increased 25.8% and reached a record level of $5.07 per share;

  •
  We ended the year with a cash and cash equivalents balance of $263.6 million;

  •
  We acquired the Sanuk brand in July 2011. This brand brings with it a very passionate consumer base and lends some diversification to our business in terms of distribution, seasonality and consumers;

  •
  We continued to evolve and grow our multi-channel distribution strategy to support our broader, more extensive product lines;

  •
  We converted to a wholesale subsidiary model in our two largest international markets, the UK for our UGG and Teva brands and Benelux for the UGG brand;

  •
  We embarked on our most aggressive expansion yet, opening 18 new stores across five countries: Japan, China, the UK, Canada and the US;

  •
  We continued to enhance our eCommerce capabilities through additional investments in our websites, which we believe translated into record sales, unique visits and online transactions. We also launched sites in the UK, Netherlands, France, Japan and Canada;

  •
  We continued to extend successfully into new product offering that are attracting new consumers to our brands, including our UGG for Men campaign and a larger selection of closed-toe footwear for our Teva brand; and

  •
  We made critical investments to emphasize and aggressively pursue new, diverse, and more sophisticated marketing to both reach prospective consumers and engage key existing consumers with our new categories of products.

        As demonstrated by the charts below, these achievements represent the continuation of a strong growth trend over the past five fiscal years. We have both steadily and significantly increased our revenues and diluted earnings per share, which has resulted in annual average stockholder returns over five years of 55.6%.

Total Annual Net Sales	Annual Diluted Earnings Per Share

  We Pay for Performance

        Our executive compensation program is designed to pay for performance. Our fiscal 2011 financial performance along with the individual performance of our executive officers, served as key factors in determining compensation for 2011, including as follows:

  •
  Annual cash incentive plan awards are based on a combination of diluted earnings per share targets, and individual financial and non-financial performance goals tailored to each executive's role. Examples of these individual performance targets include annual net sales, inventory turn, operating expenses, return on capital, brand contribution and backlog.

  •
  Annual equity incentive plan awards are based on one-year diluted earnings per share targets.

  •
  Long-term equity awards are based on annual revenue and diluted earnings per share targets over a four-year period and are designed to reward the achievement of exceptional performance.

        We believe that these metrics provide for a balanced approach to measuring annual and long-term company performance and are designed to support the company's strategic objectives.

        Furthermore, our executive compensation mix is heavily weighted toward performance-based compensation, and limits guaranteed annual pay. For example, as illustrated in the chart below, the base salary and all other compensation of our Chief Executive Officer is only approximately 10% of his 2011 compensation and approximately 90% is at-risk and dependent on performance, based on the amounts disclosed in the Summary Compensation Table and assuming achievement of the highest level of performance under the long-term equity awards granted in 2011. At the same time, we review annually the guaranteed pay and establish appropriate performance targets so as to mitigate our compensation-related risk.

CEO's 2011 Guaranteed Pay vs. At-Risk Pay

  Recent Changes to our Compensation Practices

  Recent changes to our compensation practices to further align the interests of our Named Executive Officers with those of our stockholders, include:

    •
    Eliminating excise tax gross-ups as a result of termination following a change of control from the Change of Control and Severance Agreements.

    •
    Adopting stock ownership guidelines for our Named Executive Officers in 2011 and for our directors in 2010.

    •
    Adding a Clawback Policy provision to our annual equity awards granted in 2011 and 2012 subjecting these awards to a Clawback Policy to be adopted by the Company following adoption of the relevant rules by the SEC.

        We Have Adopted Other Compensation Practices that Benefit our Stockholders

  •
  Annual cash incentive awards are only earned if significant financial and non-financial performance levels are achieved.

  •
  If earned, our annual equity awards become fully vested after 3 years, to encourage retention of key executives.

  •
  If earned, based on aspirational long-term Company financial goals, our long-term equity incentive awards fully vest over 5 years (for our Level 1 awards), 10 years (for our Level 2 awards) and 4 years (for our Level 3 awards) after initial grant, providing additional retentive qualities.

  •
  Our insider trading policy prohibits our directors, Named Executive Officers, and other key executives from hedging the economic interest in the Company securities that they hold and from engaging in speculative transactions with respect to our stock, from holding Company securities in margin accounts, from short sales, and from using stock as collateral for a loan.

  •
  Generally, we do not provide our executives benefits or perquisites that are not provided to all employees.

Compensation Philosophy and Objectives

        At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for our executive officers are competitive and consistent with market conditions in order to attract and retain key executives critical to the Company's long-term success. When reviewing and approving our executive compensation program, the Committee is guided by the following four principles:

  •
  To attract key executives with the proper background and experience required for the future growth of the Company

  •
  To align the interests of our executives with our stockholders by tying total compensation to our overall financial performance and the creation of long-term stockholder value

  •
  To provide a significant proportion of potential total compensation through variable, performance-based components, which can increase or decrease to reflect achievement of pre-established corporate and individual goals

  •
  To provide incentives for achieving both short-term and long-term corporate goals

        The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and structure of compensation for the Named Executive Officers, as well as other executive officers. The Committee considers such corporate performance measures as net sales, operating expenses, diluted earnings per share and other similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2011, the most important qualitative factor in determining incentive compensation awards to the Named Executive Officers was the Committee's assessments of their contributions to increasing stockholders' value by establishing and implementing a strategy for long-term success, including our expansion internationally, implementing our transition to an international wholesale model in certain markets, and increasing our number of retail stores, expanding our product categories, and making critical investments in marketing.

        The Committee also evaluates the total compensation of the Named Executive Officers and other executives in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. The Committee targets a specific percentile range of the peer company data in determining compensation for executive officers as discussed in more detail below.

Compensation Consultant and Market Comparisons

  Compensation Consultant

        The Committee receives assessments and advice regarding the Company's compensation practices from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FWC). The Committee believes that the use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives.

        The consultant was retained by and reports directly to the Committee, and provides information on competitive practices and trends in our industry and makes recommendations regarding the design of our compensation program. Our management did not engage FWC in any other capacity for 2011 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program. Furthermore, management did not recommend the engagement of FWC.

  Market Comparisons

        In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded footwear and apparel companies (collectively, the "Peer Group"). The Peer Group, which is reviewed and updated at least annually by the Committee, consists of companies against which the Committee believes the Company competes for talent and for stockholder investment. The Peer Group used for 2011 compensation is composed of companies in related businesses of similar size and market value and consisted of the following 12 companies:

•Columbia Sportswear Company	•The Timberland Company	•Lululemon Athletica, Inc.
•Crocs, Inc.	•Under Armour, Inc.	•Phillips-Van Heusen
•Skechers U.S.A., Inc.	•Wolverine World Wide, Inc.	•Quicksilver, Inc.
•Steven Madden, Ltd.	•Fossil, Inc.	•Warnaco Group, Inc.

        For comparison purposes, at the time 2011 compensation was established, the Company's annual revenues were below the median of the Peer Group, the Company's net income was above the median, and the Company's market capitalization was above the median. The Committee generally sets the target for annual total direct compensation (defined as base salary, plus annual cash incentive plan compensation, plus annual equity incentive compensation) for the Named Executive Officers between median and 75th percentile of compensation paid to executives with similar titles and levels of responsibility within the Peer Group. The Committee generally sets the target for overall total direct compensation (defined as annual total direct compensation, plus long-term equity incentive compensation assuming achievement at a level above the threshold) for the Named Executive Officers between the 75th and the 100th percentile of compensation paid to executives with similar titles and levels of responsibility within the Peer Group. We believe competitive position is appropriate because the performance goals in the long-term equity incentive plan are set at a level that we believe represents commensurate Company financial performance. We believe it also allows the Company to attract and retain the qualified executives necessary to attain top quartile performance. However, while the Committee uses the Peer Group for general guidance as to the targets for annual and overall total direct compensation, the Committee continues to exercise its judgment and considers a variety of factors when setting compensation levels, including general economic conditions, actual recent individual performance and performance expectations.

        The Committee also reviews where actual overall total direct compensation and other benchmarked compensation amounts fall relative to targeted levels to ensure actual compensation is aligned with actual performance. For all of the Named Executive Officers, with the exception of Mr. Worley, 2011 actual overall total direct compensation, calculated in accordance with the definition above, was approximately 10% above the targeted amounts. For Mr. Worley, 2011 actual overall total direct compensation was approximately 2% under the targeted amounts. The 2011 actual overall total direct compensation was higher than the targeted amounts mostly due to the cash incentive plan awards being paid above the targeted amounts due to exceptional Company and individual performance. The annual cash incentive plan compensation amounts for all of the Named Executive Officers, except Mr. Worley, was between approximately 65% and 92% higher than the target due to payment greater than target based on superior performance in 2011. Mr. Worley's annual cash award amount was approximately 20% lower than the target.

        For 2012 compensation decisions, the Peer Group has changed from the companies listed above to eliminate Phillips-Van Heusen and Quicksilver, Inc., and to add Coach, Inc. and Guess?, Inc.. These changes reflect the Company's continued growth and will provide the Committee with data that reflects the Company's current business stage and competitors so that the Company can continue to evaluate pay levels versus appropriate peers.

        The Committee also looks at proprietary survey information from FWC, which include non-industry specific data on pay levels and design practices for similarly-sized companies. The data covers more than 300 companies across industries other than financial services, and are sized-adjusted based on the Company's revenues. The Committee reviews this data and the proxy data as a guideline to determine the appropriate level and mix of compensation. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

2011 Executive Compensation Elements

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives with necessary experience for our future growth	Not performance-based
Cash	Annual Cash Incentive Plan Award	Incentive for executives to achieve annual pre-established goals	Company and individual performance goals, both quantitative and qualitative, approved by the Committee annually
Equity	Annual Equity Awards (Nonvested Stock Units or "NSUs")	Incentive to achieve annual Company financial goals; encouraging executive stock ownership; retention of key executives	Diluted earnings per share target for the year of the grant
Equity	Long-Term Equity Incentive Awards—Level 1 and Level 2 (includes Restricted Stock Units or "RSUs" and Stock Appreciation Rights or "SARs")	Incentive to achieve aspirational long-term Company financial goals; aligning executives' interests with those of our stockholders; retention of key executives	Diluted earnings per share and revenue targets approximately 5 and 10 years from year of grant
Equity	Long-Term Equity Incentive Awards—Level 3 (includes RSUs)	Incentive to achieve aspirational long-term Company financial goals, aligning executives' interest with stockholders; retention of key executives	Diluted earnings per share and revenue targets approximately 4 years from year of grant
Benefits	401(k) match; health and welfare benefits; long-term disability insurance; life insurance; product discounts	Provide competitive, broad-based employee benefits structure; benefits offered to Named Executive Officers are generally offered to all full time employees.	Not performance-based
Severance Arrangements	Change of Control and Severance Agreements; Provisions in Equity Awards	To recruit and retain key executives and maintain a stable and effective management team in the event of a change of control	Not performance-based

  Base Salary.

  What this Compensation Element is Designed to Reward

        We provide base salaries to attract and retain key executives with the necessary experience for our future growth. Base salaries reflect each Named Executive Officer's responsibility level, individual performance, and business experience. Base salaries also provide a guaranteed base amount of compensation. The Committee balances the levels of guaranteed pay through base salaries with at-risk pay, to properly maintain the Company's compensation-related risk.

  How We Choose the Amount of this Compensation Element

        The Committee establishes base salaries after review of the Peer Group compensation data and in light of the Committee's goal to focus on performance-based compensation, while also attracting and retaining qualified executive candidates. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance, responsibility level, and comparable market salaries. As a result of the Committee's goal of focusing on performance-based compensation, the Committee generally sets base salary at or moderately below the 50th percentile of the base salaries paid to executives with similar titles and levels of responsibility within the Peer Group so that performance-based pay represents a larger portion of total compensation. The following table summarizes adjustments made to base salaries for the Named Executive Officers during 2011 compared to 2010:

Named Executive Officer	Base Salary	Base Salary Change
Angel R. Martinez	$1,000,000	Increased by 5.3%
Thomas A. George	$400,000	Increased by 14.3%
Zohar Ziv	$600,000	Increased by 20.0%
Constance X. Rishwain	$420,000	Increased by 5.0%
Peter K. Worley	$300,000	Increased by 9.1%

        Consistent with our salary review described above, each of the Named Executive Officers received base salary increases in 2011. These increases were made based on their performance and to align this compensation element with market comparables and to retain executives we believe have been instrumental to our financial success.

        Effective as of January 1, 2012, the Committee increased Mr. Martinez's salary to $1,200,000, Mr. George's salary to $475,000, Ms. Rishwain's salary to $475,000 and Mr. Worley's salary to $400,000. These salary increases were implemented following a review of each Named Executive Officer's performance, the Company's financial results and the competitive environment. Mr. Ziv's salary was not increased in 2012.

  Annual Cash Incentive Plan Compensation.

  What this Compensation Element is Designed to Reward

        The Committee believes in tying our executives' total incentive compensation with the short and long-term financial and strategic objectives of the Company to align our executives' interests with those of our stockholders and therefore has designed our annual cash incentive plan to reward achievement of our financial and strategic goals. At the beginning of each year, the Committee reviews our financial and strategic plan for the next fiscal year and for the years ahead and then establishes specific annual goals for each executive. This provides our executives with clearly defined goals, which they are then responsible for achieving. By establishing annual goals, the Committee sets appropriate performance expectations for our executives and makes our executives accountable for our continued growth and success. Furthermore, the executives will only receive payment under the Company portion of this plan if the Company performs well for our stockholders, as defined by the performance criteria set by the Committee at the beginning of the year.

        In addition, the Committee may exercise discretion and award amounts outside of the annual cash incentive plan. This flexibility allows the Committee to consider the executive's and the Company's performance holistically and to reward successes with respect to circumstances which were unforeseen at the beginning of the year. It also provides the Committee with the discretion to pay bonuses for exceptional performance or effort even where results with respect to our financial goals may be outside of the control of the executives. In 2011, the Committee did not grant any discretionary amounts outside of the annual cash incentive plan.

  How We Choose Amount of this Compensation Element

        Each of the Named Executive Officers is eligible to receive annual cash incentive plan compensation calculated as follows:

        The components of the annual cash incentive plan compensation are:

  •
  Company Profit.  Based on the Company's 2011 diluted earnings per share (EPS).

  •
  Quantitative Management by Objectives (MBO).  Based on individual strategic and financial goals for each officer.

  •
  Qualitative MBO.  Based on non-financial individual goals for each officer.

        The Committee establishes an EPS goal, which is the same for each officer, and quantitative and qualitative MBO goals, which are unique to each officer, at the beginning of each year and the officers receive compensation for the subsequent attainment of these goals. Each component of the award for each officer is calculated separately by multiplying the full target bonus amount by the percentage of target earned for each component and then multiplying this amount by the weighting of each component in accordance with the terms of the cash incentive plan.

        In order to retain key executives and incentivize them to reach our financial and strategic performance goals, which we believe to be at the high end compared to those of our peers, and in light of the Committee's philosophy to pay lower guaranteed compensation than the median for our peers, the Committee generally sets the annual cash incentive plan target compensation levels at or above comparable levels compared to the target bonus opportunities paid to executives with similar titles and levels of responsibility within the companies in the Peer Group. The annual cash incentive plan target compensation is expressed as a percentage of each of the executive's annual salary, and is determined so that the total annual cash compensation opportunity, (base salary plus annual cash incentive plan compensation), when earned at the targeted amounts, is in the median-to-75th percentile range of the Peer Group.

        The target amount for the total award for 2011 for each executive, except for Mr. Martinez whose target was 100% of base salary, was 75% of base salary, with the potential to exceed the target and earn up to 250% for the company profit portion, up to 250% for the quantitative MBO and up to 100% for the qualitative MBO. The Committee believes that utilizing these multiples of base salary provide our Named Executive Officers with the opportunity to earn significant cash incentive payments for exceptional contributions to our financial success, while also limiting the maximum potential awards and thereby mitigate compensation-related risk by discouraging the executives from taking unnecessary risk to achieve higher performance.

        The target amounts and relative weight of the company profit portion and MBO portions of executive's annual cash incentive plan compensation may be varied by the Committee from year to year. In general, those executives that are responsible for brands and have influence over brand decisions are less heavily weighted on the company profit portion than those executives whose efforts cannot be directly attributed to specific brands. For threshold performance, 50% of each component would be earned.

        Amounts attributable to the Company profit portion and quantitative MBO portion shall not be effected by the calculation of the qualitative MBO portion and are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee establishes the respective percentages for the company profit portion, quantitative MBO and qualitative MBO portions principally based on the executives' respective roles at the Company. For those executives with Company-wide responsibilities, the Company profit portion was weighted more heavily than the quantitative MBO portion and for those executives with more brand-specific responsibilities, the quantitative MBO portion was weighted more heavily that the Company profit portion. This enabled the Committee to more specifically tailor the performance targets to incentivize goals that each executive had the greatest power to influence. The allocation of the 2011 annual cash incentive plan compensation and respective percentages and amounts earned are as follows:

					Earned (%) and Earned ($)
Name	Target Percentage of Salary	Company Profit Portion	Quantitative MBO Portion	Qualitative MBO Portion	Company Profit	Quantitative MBO	Qualitative MBO	Total
Angel R. Martinez	100%	50%	30%	20%	202%	175%	100%
					$(1,010,000)	$(525,000)	$(200,000)	$1,735,000
Thomas A. George	75%	50%	30%	20%	202%	190%	100%
					$(303,000)	$(170,784)	$(60,000)	$533,784
Zohar Ziv	75%	50%	30%	20%	202%	213%	0%
					$(454,500)	$(286,875)	$(—)	$741,375
Constance X. Rishwain	75%	25%	55%	20%	202%	220%	100%
					$(159,075)	$(381,535)	$(63,000)	$603,610
Peter K. Worley	75%	25%	55%	20%	202%	18%	100%
					$(113,625)	$(21,875)	$(45,000)	$180,500

  Performance Targets under the Annual Cash Incentive Plan

        The performance targets under the Annual Cash Incentive Plan, and each Named Executive Officer's performance in light of the targets, are summarized below. The Committee selects these targets based on categories that the Committee believes will drive the Company's short-term and long-term success and therefore return value to our stockholders. When establishing these performance targets, the Committee determined to calculate the annual cash incentive plan objectives in accordance with the Company's 2011 audited financial statements excluding any earnings or losses from operations of any new acquisition completed in fiscal 2011.

Officer	Component	Target Performance	Results
All NEOs	Company Profit	• Fully diluted annual EPS of $4.50	☑ Exceeded Target

Angel R. Martinez	Quantitative MBO	• Sales of $1.22 billion • Inventory turnover rate of 3.17 • Non-UGG brand sales of $155 million	☑ Substantially exceeded sales targets and did not achieve threshold in Non-UGG brand sales and inventory turn. Overachievement in the first goal was well above maximum levels, which offset below threshold performance in the other categories, and resulted in a quantitative MBO payout above target.

Qualitative MBO

•

Business: Maintain a compelling vision and strategy for the Company and anticipate short and long-term trends that may affect key strategies

•

Team: Drive the leadership team accountability to meet the Company's strategic plan while delivering bench strength at the executive management level

•

Personal: Set the tone and pace for change, strong culture and performance

☑ Excelled in all categories; oversaw a number of strategic accomplishments this year, including investments in more sophisticated marketing, diversification of our product lines, expansion of our selling seasons, acquisition of Sanuk and an increase in our global footprint; leadership role established the strong culture for success at the Company and can be seen in the Company's continued sales growth; key figure in establishing our strong culture.

Thomas A. George	Quantitative MBO	• Timely SEC filings and favorable SOX opinions • Inventory turnover rate of 3.17 • Operating expenses not exceeding approximately 29% of net sales • Return on capital of 23.77%	☑ Substantially exceeded operating expenses target and return on capital and achieved timely SEC filings and favorable SOX opinions. Overachievement in these goals was well above maximum levels, which offset below threshold performance in the other categories, and resulted in a quantitative MBO payout above target.

Qualitative MBO

•

Business: Facilitate review of international offices, integrate Sanuk successfully, and continue Company's positive investor relations program

•

Team: Successfully add key hires to finance team to prepare team for future growth

•

Personal: Attend an executive management development seminar

☑ Excelled in all categories; successfully facilitated integration of our newly acquired Sanuk brand; demonstrated leadership by hiring key finance team members ; attended management development seminar

Zohar Ziv	Quantitative MBO	• Sales of $1.22 billion • Inventory turnover rate of 3.17 • Operating expenses not exceeding approximately 29% of net sales	☑ Substantially exceeded sales and operating expenses targets. Overachievement in these goals was well above maximum levels, which offset below threshold performance in the other categories, and resulted in a quantitative MBO payout above target.

Officer	Component	Target Performance	Results
Qualitative MBO

•

Business: Develop action plans to support strategic initiatives and establish infrastructure for growth

•

Team: Lead development plans for key direct reports to support long-term strategies for growth

•

Personal: Continue to develop leadership skills by attending leadership training program

In light of Mr. Ziv's success achieving his quantitative MBOs, the Committee determined to limit the payout in this category to reflect challenges faced in implementation of these strategic initiatives.

Constance X. Rishwain	Quantitative MBO	• UGG brand sales of $1.07 billion • UGG brand inventory turnover rate of 3.27 • Contribution income growth of 14% • Backlog increase of 10% over prior year	☑ Substantially exceeded sales and brand contribution targets. Overachievement in these goals was well above maximum levels, which offset below target performance in the other categories, and resulted in a quantitative MBO payout above target.

Qualitative MBO

•

Business: Drive the expansion of global retail presence for the UGG brand and assist development of wholesale subsidiary model for the UGG brand. Continue to drive a compelling strategic vision with a focus on consumer insights

•

Team: Continue brand staff development toward leadership and innovation

•

Personal: Attend executive leadership seminar

☑ Excelled in all categories; led the UGG brand to a sales increase of 37.6%

Peter K. Worley	Quantitative MBO	• Teva brand sales of $140 million • Teva brand inventory turnover rate of 2.68 • Contribution income growth of approximately 51% • Backlog increase of approximately 9% over prior year	Achieved above threshold but did not achieve target in sales and did not achieve threshold in the other categories, which resulted in a quantitative MBO payout below target.

	Qualitative MBO	• Business: Establish a vision to expand and grow Teva brand globally • Team: Identify key team member development needs • Personal: Grow measurably as a bold, inspiring leader	☑ Excelled in all categories; led the Teva brand to a sales increase of 23.1%; key members of Teva team demonstrated strong leadership and growth potential

  Performance-based Equity Incentive Compensation.

  What this Compensation Element is Designed to Reward

        Our equity incentive compensation program is designed to address many of our compensation objectives. First, by utilizing long-term vesting provisions, these equity awards are designed to retain our key executives. Second, because these awards will only be earned upon achievement of Company financial goals that will drive value for our stockholders and the awards are equity-based, these awards serve to align the interests of our executives with those of our stockholders. Furthermore, by requiring achievement of financial goals, these awards support the company's pay-for-performance philosophy. Finally, our annual equity awards reward achievement of our short-term goals and our long-term equity awards reward achievement of our long-term goals (approximately 4, 5 and 10 years after the grant year).

  How We Choose Amount of this Compensation Element

        Short-term and long-term incentive awards are granted under the 2006 Plan, which authorizes the Committee to make grants and awards such as stock options, SARs, NSUs and restricted stock units ("RSUs"). The compensation attributable to SARs, NSUs and RSUs is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. A summary of the equity awards used by the Company and their respective vesting provisions are:

Compensation Element	Award Type	Vesting Provisions
Annual Equity	NSU	Once earned based on one-year performance, vest based on continued employment after approximately three years following achievement of the performance criteria according to the following schedule: 33% per year at end of year 2, 3, and 4
Long-Term Equity (Level 1)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a five-year period

Long-Term Equity (Level 2)	RSU SAR

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a ten-year period

Long-Term Equity (Level 3)	RSU

Vest subject to (1) the achievement of revenue and earnings goals, which goals are based on a high rate of growth for sales, and (2) satisfaction of long-term service conditions over approximately a four-year period

  Annual Equity

        The Board of Directors and the Committee has determined to issue NSUs to officers and employees of the Company, which are stock units payable in common stock of the Company upon satisfying specific performance and service-related vesting conditions. The Committee believes that NSUs continue to align the interests of the officers and employees with those of the stockholders at a lower cost than stock option grants. This policy is reviewed by the Board of Directors and the Committee periodically and may be changed in the future.

        Officers and key employees are eligible to receive NSUs annually, or as circumstances warrant, in an amount to be determined by the Board of Directors or the Committee. The amount of NSUs granted is primarily determined by the employee's level within the organization and the extent that their position is critical to the organization. In March 2011, NSUs were granted with respect to fiscal 2011 performance. The Committee sets these annual equity grants in the median-to-75th percentile range of the Peer Group, which is in line with our compensation philosophy to provide a greater percentage of at-risk pay versus guaranteed pay.

        Specifically, the NSUs granted in 2011 were earned based on the achievement of the 2011 diluted EPS goal. The 2011 diluted EPS goals established on the date of grant were a threshold of $4.28 and a target of $4.50. Because the 2011 diluted EPS was over the target amount, 100% of the NSUs granted were earned. The NSUs vest in equal installments over a three-year period. The vesting schedule for these awards was established to encourage officers and key employees to remain with the Company for the long-term. As discussed further under "Potential Payments Upon Termination or Change of Control" below, this vesting schedule may be accelerated if the executive's employment is terminated for various reasons or upon a change in control followed by a termination.

  Long-Term Equity

        Our Long-Term Equity Awards are designed to reward aspirational long-term Company financial goals and are granted in addition to the Annual Equity awards described above. These Long-Term Equity Awards are designed to result in a payout only if the Company achieves the highest levels of long-term performance. The Committee recommends the adoption of these awards periodically as they deem necessary to incentivize long-term Company performance. Beginning in 2011 with the Level 3 grants, discussed in detail below, the Committee began to shift a portion of the equity awards that had previously been granted to the Company's senior management team in the form of annual equity awards, or NSUs, to the Long-Term equity Award program in order to increase the reward for achieving the Company's aspirational long-term financial goals.

        In May 2007, the Board of Directors, upon recommendation of the Committee, adopted two types of long-term incentive award agreements under the 2006 Plan for issuance to the Company's senior executive officers. These award types consist of SAR awards and RSU awards. The SAR and RSU awards are designed to vest based on the achievement of two objective financial performance measures. The Committee selected these performance measures to align the executive's interests with the long-term financial success of the Company. In establishing the performance measure criteria, the Committee sought to balance the metrics between earnings and revenue growth so that profitability would not be sacrificed at the expense of revenue and vice versa. For Level 1 grants, sales must increase approximately 65% and diluted earnings per share must increase approximately 110% over these levels at the time these awards were adopted by the Board of Directors. For Level 2 grants, sales must increase over 220% and diluted earnings per share must increase approximately 320% over these levels at the time these awards were adopted by the Board of Directors. The Level 1 performance conditions were met on December 31, 2010 and therefore 80% of the Level 1 SAR and RSU awards vested on December 31, 2010 and were settled on March 1, 2011. The Level 1 performance conditions were also met on December 31, 2011 and therefore the remaining 20% of the Level 1 awards vested on December 31, 2011 and were settled on February 29, 2012. Provided that the Level 2 performance conditions are met, the Level 2 SAR and RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016. These awards were designed to motivate the executive team to outperform the Peer Group (otherwise the awards would not vest) as well as for retention purposes. In May 2007, the Committee granted these SARs and RSUs to the Named Executive Officers. In approving these 2007 grants, the Committee considered industry comparisons and competitive data as well as the responsibility levels of the executives relative to one another.

        In June 2011, the Board of Directors, upon recommendation of the Committee, adopted a Level 3 long-term incentive award agreement under the 2006 Plan for issuance to the Company's senior management team, including the Named Executive Officers. The new program consists of RSU awards. The Board determined to grant these Level 3 awards to provide another equity incentive grant which rewards higher achievement of long-term financial goals than found in the Level 1 and Level 2 grants, for which achievement had already been deemed probable at the time the Level 3 awards were granted. The Level 3 grants are designed to have a shorter performance period than the Level 1 and 2 grants, thus enabling the Committee greater visibility to establish appropriate performance targets.

        Similar to the Level 1 and Level 2 grants, Level 3 awards are designed to vest based on the achievement of two objective financial performance measures four years in the future. The Committee selected these performance measures to align the executive's interests with the long-term financial success of the Company. In establishing the performance measure criteria, the Committee sought to balance the metrics between earnings and revenue growth so that profitability would not be sacrificed at the expense of revenue and vice versa. For Level 3 grants, the awards will vest only if the Company meets certain revenue targets ranging between $1.85 billion and $2.50 billion and certain diluted earnings per share targets ranging between $7.00 and $9.60 as of December 31, 2014. To the extent financial performance is achieved above the threshold level, the number of RSUs that will vest will increase up to the maximum number of units issued under a particular Level 3 award. In addition, the recipient of the Level 3 award must provide service to the Company through December 31, 2014. The Committee anticipates granting annually long-term equity incentive awards similar in terms to the Level 3 awards as it continues to shift a portion of the equity awards that had previously been granted to the Company's senior management team in the form of annual equity awards, or NSUs, to the Long-Term equity award program.

        In addition, the Committee evaluates aggregate equity awards based on a Stockholder Value Transfer ("SVT") rate. SVT is the fair value of all equity awards granted during the year as a percentage of company market capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus the Peer Group. The Committee set the SVT rate in 2011 so that it would be approximately 1%, which is in line with the Peer Group median. Other factors considered in share-based award grants was the fair value of awards granted to each individual, total outstanding equity awards for each executive, company-wide annual share usage, and total potential dilution under all employee stock plans. The Committee assessed where the Company and its Named Executive Officers ranked in these areas versus the Peer Group.

  Benefits.

  What this Compensation Element is Designed to Reward

        The personal benefits provided to our Named Executive Officers establish a competitive benefits structure necessary to attract and retain key employees. Generally, these personal benefits provided to our Named Executive Officers reflect those provided to all of our employees.

  How We Choose Amount of this Compensation Element

        There is no specific policy on personal benefits awarded to the Named Executive Officers. The Company provides a 401(k) defined contribution plan in which eligible employees may elect to participate through tax-deferred contributions. The Company matches 50% of each eligible participant's tax-deferred contributions on up to 6% of eligible compensation on a per payroll period basis, with a true-up contribution if such eligible participant is employed by the Company on the last day of the calendar year. The Company also pays the premiums for long-term disability insurance and life insurance for the Named Executive Officers both of which are generally available to all full-time employees. Furthermore, Named Executive Officers are also eligible to participate in our health and welfare benefit plans and product discounts generally available to all full-time employees. During 2011, Mr. Ziv was provided a per diem for international travel necessary to facilitate the transition to a wholesale subsidiary model. In 2011 there were no other additional perquisites or other personal benefits approved by the Committee for the Named Executive Officers.

        Beginning on February 1, 2010, the Named Executive Officers were also eligible to make contributions to the Company's Nonqualified Deferred Compensation Plan, described in further detail below under the section entitled "Nonqualified Deferred Compensation." This plan is not available to all employees.

  Severance Arrangements.

  What this Compensation Element is Designed to Reward

        The Committee adopted Change of Control and Severance Agreements for each of the Named Executive Officers. The terms of employment for all Named Executive Officers with the Company is "at will," meaning that we can terminate them at any time and they can terminate their employment with us at any time.

        Separation benefits described below are intended to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs and also encourage retention of key executives. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find a similarly situated job. The Company considers it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. The Company benefits by requiring a general release and non-solicitation provisions in connection with the individual separation agreements.

        Furthermore, the provisions in the Change of Control and Severance Agreements providing for the payment of severance benefits upon a change-in-control of the Company followed by a subsequent termination of employment (a "double trigger" event) are intended to preserve morale and productivity and encourage retention in the face of the potential disruptive impact of a change-in-control of the Company. The change-in-control benefits are intended to encourage the Named Executive Officers to remain focused on the business and interest of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

  How We Choose Amount of this Compensation Element

        The Change of Control and Severance Agreements for each executive specifically details various provisions for benefits and cash payments in the event of a separation during the normal course of business and in the event of a change in control is followed by a subsequent termination. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by the Company for cause; termination by executive without good reason; termination by the executive with good reason; and termination by the Company without cause.

        The Company's change in control provisions for the Named Executive Officers provide for severance benefits and the accelerated vesting of certain equity awards upon a "double trigger" event, meaning the termination of the executive's employment in connection with a change in control. There are no benefits triggered solely based on the occurrence of a change in control as long as the change in control is approved by a majority of the directors and the successor entity provides for the continuance of the award. However, upon a change in control, the performance conditions of the SARs and RSUs are deemed satisfied, but the awards remain subject to the service-based vesting conditions. Based on a competitive analysis of the change in control arrangements maintained by the corporations in the Peer Group, the Committee believes that these benefits are customary among the Peer Group for executives with similar titles and levels of responsibility as the Named Executive Officers.

        NSUs, RSUs and SARs cannot be sold, assigned, transferred or pledged other than by will or laws of descent.

        Please refer to the discussion under "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements.

Other Compensation Considerations

  Role of Executive Officers in Compensation Decisions

        At the request of the Committee, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer may provide compensation and related data to the Committee to facilitate its compensation decisions. In addition, the Committee may consider the Chief Executive Officer's recommendations when making its compensation decisions. However, our Chief Executive Officer is not permitted to be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee. The Committee uses the information provided by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and FWC to make compensation decisions for the Named Executive Officers as well as other management personnel. The Committee, which includes only independent members of the Board of Directors, approves all elements of compensation for the Named Executive Officers. The Committee also reviews and approves aggregate equity awards to all employees of the Company based on the recommendations of executive management. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

  Risk Considerations

        The Committee believes that although the majority of compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk-taking. We believe that the design of our compensation programs encourages our executive officers to remain focused on both our short- and long-term financial and strategic goals. First, our program consists of guaranteed pay (salary) and at-risk pay (annual cash incentive plan awards, and annual and long-term equity awards) and the Committee reviews this mix annually. Second, our program establishes appropriate short-term and long-term performance goals that are designed to encourage sustained growth and long-term success. Third, our program requires executive retention through the vesting provisions of our equity-based awards. For example, our long-term incentive equity awards only become fully vested over 5 years (for our Level 1 awards), 10 years (for our Level 2 awards) and 4 years (for our Level 3 awards) after their initial grant. Fourth, amounts paid under our 2011 annual cash incentive plan compensation were capped at 250% for the Company profit and quantitative MBO portion and at 100% for the qualitative MBO portion. Fifth, performance goals for our annual cash incentive plan mix among corporate, business unit and individual performance and financial and non-financial goals. Sixth, we have adopted share ownership guidelines for the Named Executive Officers, which ensures that the interests of our executive officers are aligned with our stockholders. Seventh, our annual equity awards granted in 2011 and 2012 are subject to a Clawback Policy provision subjecting these awards to a Clawback Policy to be adopted by the Company following adoption of the relevant rules by the SEC. Eighth, our insider trading policy prohibits our Named Executive Officers and other key executives from hedging the economic interest in the Company securities that they hold. Finally, the Committee retains ultimate oversight over the compensation of our Named Executive Officers and retains the ability to use discretion where appropriate.

Tax and Accounting Implications

  Taxation and Deductibility of Executive Compensation

        To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards.

        Under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for performance-based compensation, including the approval of the performance goals by the stockholders of the Company. The Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board of Directors has on occasion made decisions resulting in non-deductible compensation. The qualitative MBO portion of the annual non-equity incentive plan compensation is not intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee and the Board of Directors believe that these payments were appropriate and in the best interests of the Company and serve to retain key executives and reward past performance.

        The Company believes that the Company profit portion and the quantitative MBO portion of its non-equity incentive plan and its grants of NSUs, RSUs and SARs meet the exception for performance-based compensation described in the previous paragraph.

  Accounting for Share-Based Compensation

        The Company accounts for share-based awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

REPORT OF THE COMPENSATION AND
MANAGEMENT DEVELOPMENT COMMITTEE

        The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
John G. Perenchio, Chair Maureen Conners John M. Gibbons James Quinn

        The Report of the Compensation and Management Development Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

        The following table sets forth, for the years ended December 31, 2011, 2010, and 2009 all compensation paid or awarded to the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Comp ($)(3)	All Other Compensation ($)(4)		Total ($)
Angel R. Martinez	2011	$1,000,000	$—	$1,922,580	$1,735,000	$7,350		$4,664,930
Chief Executive Officer and	2010	$950,000	$350,000	$1,863,000	$1,900,000	$7,350		$5,070,350
President	2009	$750,000	$441,715	$706,725	$1,458,285	$6,900		$3,363,625
Thomas A. George	2011	$400,000	$—	$873,900	$533,784	$7,350		$1,815,034
Chief Financial Officer	2010	$350,000	$150,000	$828,000	$350,000	$7,350		$1,685,350
	2009	$95,577	$73,333	$105,315	$116,667	$—		$390,892
Zohar Ziv	2011	$600,000	$—	$1,310,850	$741,375	$24,640	(5)	$2,676,865
Chief Operating Officer	2010	$500,000	$229,000	$1,242,000	$1,000,000	$7,350		$2,978,350
	2009	$375,000	$150,000	$471,150	$750,000	$6,900		$1,753,050
Constance X. Rishwain	2011	$420,000	$—	$873,900	$603,610	$7,350		$1,904,860
President of the	2010	$400,000	$200,000	$1,242,000	$800,000	$7,350		$2,649,350
UGG Brand	2009	$350,000	$200,000	$471,150	$700,000	$6,900		$1,728,050
Peter K. Worley	2011	$300,000	$—	$655,425	$180,500	$7,350		$1,143,275
President of the Teva Brand	2010	$275,000	$94,387	$414,000	$505,613	$7,350		$1,296,350
	2009	$250,000	$58,937	$104,700	$391,063	$6,231		$810,931

(1)
The amounts in this column represent the grant date fair value of the awards computed in accordance with ASC Topic 718. In accordance with SEC rules, for awards that are subject to performance conditions, the amounts reflect the full grant date fair value of the awards based upon the probable outcome of the performance conditions. These amounts do not represent cash payments made to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 6 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 29, 2012.

(2)
The amounts in this column reflect stock awards whose performance condition was considered probable in 2011. Assuming the highest level of performance condition will be met, the award amounts are as follows: $7,668,880 for Angel Martinez, $2,789,306 for Thomas George, $4,184,000 for Zohar Ziv, $2,789,306 for Constance Rishwain, and $2,092,000 for Peter Worley.

(3)
The amounts in this column reflect the cash awards paid to our Named Executive Officers under our annual cash incentive program, which is discussed in further detail under the heading "Annual Cash Incentive Plan Compensation."

(4)
Unless noted otherwise, the amounts in this column reflect the Company's 401(k) matching contributions made for the benefit of our Named Executive Officers.

(5)
This amount includes $17,290 in total Per Diem paid to Mr. Ziv for international travel necessary to facilitate the transition to a wholesale subsidiary model.

GRANTS OF PLAN BASED AWARDS IN 2011

        The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2011. For further discussion regarding the grants, refer to the heading "2011 Executive Compensation Elements."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)
Angel R. Martinez		$500,000	$1,000,000	$2,200,000
	3/30/2011				11,000	22,000	22,000	$1,922,580
	6/22/2011				20,000	40,000	70,000	—
Thomas A. George		150,000	300,000	660,000
	3/30/2011				5,000	10,000	10,000	873,900
	6/22/2011				6,667	13,333	23,333	—
Zohar Ziv		225,000	450,000	990,000
	3/30/2011				7,500	15,000	15,000	1,310,850
	6/22/2011				10,000	20,000	35,000	—
Constance X. Rishwain		157,500	315,000	693,000
	3/30/2011				5,000	10,000	10,000	873,900
	6/22/2011				6,667	13,333	23,333	—
Peter K. Worley		112,500	225,000	495,000
	3/30/2011				3,750	7,500	7,500	655,425
	6/22/2011				5,000	10,000	17,500	—

(1)
The amounts shown here are the designated maximum plan awards. Refer to "Annual Cash Incentive Plan Compensation" above for further discussion on actual amounts paid to Named Executive Officers.

(2)
All grants are under the 2006 Plan.

(3)
Assuming the highest level of performance condition will be met, the maximum compensation cost to be recognized for awards granted on 6/22/2011 is: $5,746,300 for Angel Martinez, $1,915,406 for Thomas George, $2,873,150 for Zohar Ziv, $1,915,406 for Constance Rishwain, and $1,436,575 for Peter Worley.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

        The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2011. For further discussion regarding the outstanding equity awards, refer to the heading "Performance-based Equity Incentive Compensation."

	Stock Appreciation Rights (SAR) Awards(1)					Stock Awards
Name	Number of securities underlying unexercised SARs (#) exercisable	Number of securities underlying unexercised SARs (#) unexerciseable	Number of securities underlying unexercised unearned SARs (#)	SAR exercise price ($)	SAR expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(3)($)	Number of unearned shares or units that have not vested(2)(#)		Market value of unearned shares or units that have not vested(3)($)
Angel R. Martinez	100,000	60,000	—	$26.73	5/9/2017	103,000	(4)	$7,783,710	107,500	(9)	$8,123,775
	—	—	300,000	26.73	5/9/2022
Thomas A. George	—	—	—	—	—	32,500	(5)	2,456,025	23,333	(10)	1,763,275
Zohar Ziv	15,000	15,000	—	26.73	5/9/2017	69,000	(6)	5,214,330	45,500	(11)	3,438,435
	—	—	75,000	26.73	5/9/2022
Constance X. Rishwain	—	15,000	—	26.73	5/9/2017	64,000	(7)	4,836,480	33,833	(12)	2,556,760
	—	—	75,000	26.73	5/9/2022
Peter K. Worley	—	15,000	—	26.73	5/9/2017	22,500	(8)	1,700,325	28,000	(13)	2,115,960
	—	—	75,000	26.73	5/9/2022

(1)
All SARs were granted on May 9, 2007. SARs vest subject to long-term performance objectives and long-term service conditions. The remaining 20% of Level 1 SAR awards vested on December 31, 2011 and became exercisable on February 29, 2012. Provided the conditions are met, the Level 2 SAR awards will vest 80% on December 31, 2015 and 20% on December 31, 2016.

(2)
This column includes Level 2 and Level 3 (at the 175% maximum amount) RSUs granted on May 9, 2007 and June 22, 2011, respectively, which vest December 31, 2014, subject to long-term performance objectives and service conditions. Provided the conditions are met, the Level 2 RSU awards will vest 80% on December 31, 2015 and 20% on December 31, 2016. (see "Grants of Plan Based Awards" table for more detail).

(3)
The closing price of the Company's Common Stock on December 30, 2011 was $75.57.

(4)
Consists of (i) 40,500 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; (ii) 40,500 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 22,000 nonvested stock units granted on March 30, 2011, which vest 33.3% on December 31 of 2012, 2013, and 2014.

(5)
Consists of (i) 4,500 nonvested stock units granted on September 11, 2009, which shares vest in equal quarterly installments starting September 30, 2012; (ii) 18,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 10,000 nonvested stock units granted on March 30, 2011, which vest 33.3% on December 31 of 2012, 2013, and 2014.

(6)
Consists of (i) 27,000 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; (ii) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 15,000 nonvested stock units granted on March 30, 2011, which vest 33.3% on December 31 of 2012, 2013, and 2014.

(7)
Consists of (i) 27,000 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; (ii) 27,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 10,000 nonvested stock units granted on March 30, 2011, which vest 33.3% on December 31 of 2012, 2013, and 2014.

(8)
Consists of (i) 6,000 nonvested stock units granted on March 30, 2009, which shares vest in equal quarterly installments starting March 31, 2012; (ii) 9,000 nonvested stock units granted on March 30, 2010, which shares vest in equal quarterly installments starting March 31, 2013; and (iii) 7,500 nonvested stock units granted on March 30, 2011, which vest 33.3% on December 31 of 2012, 2013, and 2014.

(9)
Consists of (i) 37,500 Level 2 RSUs and (ii) 70,000 Level 3 RSUs at 175%.

(10)
Consists of 23,333 Level 3 RSUs at 175%.

(11)
Consists of (i) 10,500 Level 2 RSUs and (ii) 35,000 Level 3 RSUs at 175%.

(12)
Consists of (i) 10,500 Level 2 RSUs and (ii) 23,333 Level 3 RSUs at 175%.

(13)
Consists of (i) 10,500 Level 2 RSUs and (ii) 17,500 Level 3 RSUs at 175%.

2011 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for the Named Executive Officers, regarding SAR exercises and stock award vesting during 2011, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

	SAR Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(4)(5)
Angel R. Martinez	105,284	$11,363,564	43,500	$3,647,880
Thomas A. George	—	$—	—	—
Zohar Ziv	33,775	$3,623,691	26,100	$2,215,116
Constance X. Rishwain	40,829	$3,415,800	24,600	$2,086,484
Peter K. Worley	42,136	$3,783,000	20,100	$1,700,586

(1)
Total shares received net of shares withheld for taxes were 56,137 by Angel Martinez; 18,008 by Zohar Ziv; 22,125 by Constance Rishwain; and 22,467 by Peter Worley.

(2)
This column includes restricted stock units (RSUs) that vested on December 31, 2011 and were issued on February 29, 2012. These RSUs represent 20% of the Level 1 grants awarded as part of the long-term incentive plan and amounted to 7,500 shares acquired by Angel Martinez and 2,100 shares acquired each by Zohar Ziv, Constance Rishwain, and Peter Worley.

(3)
Total shares received net of shares withheld for taxes were 23,945 by Angel Martinez; 14,130 by Zohar Ziv; 13,311 by Constance Rishwain; and 10,916 by Peter Worley.

(4)
This column calculates the RSU values based on the closing stock price on the February 29, 2012 issuance date.

(5)
This column calculates the NSU values based on the closing stock price on the quarterly vesting dates.

NONQUALIFIED DEFERRED COMPENSATION

        In 2008, the Board of Directors adopted a Deferred Stock Unit Compensation Plan, a Sub Plan under the 2006 Equity Incentive Plan. A director or employee of the Company who holds unvested restricted stock awards, including NSUs and RSUs, may elect to defer settlement of up to 100% of his or her awards. For each unit of stock held pursuant to a restricted stock award that is deferred, the participant will receive one Deferred Stock Unit. Amounts deferred will be distributed, as described in the plan, at the time elected by the participant. A participant's Deferred Stock Units will be settled in shares of Common Stock, as more specifically described in the Deferred Stock Unit Compensation Plan. In 2010 and 2011, none of the Company's executive officers elected to participate in the Company's Deferred Stock Unit Compensation Plan.

        In 2009, the Compensation Committee adopted and approved a Nonqualified Deferred Compensation Plan. The plan is an unfunded, nonqualified deferred compensation program sponsored by the Company to provide certain of its management or highly compensated employees designated by the Board of Directors (or a committee appointed by the Board of Directors to administer the plan) the opportunity to defer compensation into the plan. The effective date for the plan for the first year was February 1, 2010, and thereafter the plan year is from January 1 to December 31. Participants may defer up to 50% of their annual base salary and up to 95% of any performance bonus to the plan. At the discretion of the Board of Directors (or a committee appointed by the Board of Directors to administer the plan), the Company may make additional contributions to be credited to the account of any or all participants in the plan. No such contribution had been approved as of December 31, 2011. Under the terms of the plan, the Company established a rabbi trust as a reserve for the benefits payable under the plan. Distributions from the plan are governed by the Internal Revenue Code and the plan. Certain of the Named Executive Officers did elect to participate in this plan during 2010 and 2011 and, pursuant to such elections, amounts were contributed to this plan during 2011.

Name	Executive contributions in last FY(1)	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Angel R. Martinez	$1,125,032	$—	$(7,870)	$—	$1,117,162
Zohar Ziv	200,000	—	(7,673)	—	192,327
Peter K. Worley	450,371	—	(40,107)	—	531,817

	$1,775,403	$—	$(55,650)	$—	$1,841,306

(1)
All amounts reported in the contributions column are reported as compensation in the Summary Compensation Table

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company entered into Change of Control and Severance Agreements (the "Severance Agreements") with each of the Named Executive Officers effective as of January 1, 2010 to replace, in part, the expired employment agreements with such executives. These Severance Agreements eliminated gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" paid as a result of termination following a change of control. The information below describes compensation and benefits that are payable or earned under the Severance Agreements with the Named Executive Officers which were effective as of January 1, 2010.

        For purposes of the Severance Agreements, "Cause" means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or incapacity to perform duties, excluding total disability.

        "Good Reason" means without the consent of the Executive (a) the occurrence of material breach of this agreement by the Company, or (b) if within two years of a change of control, there is a material reduction of the Executive's total compensation, benefits, and perquisites, the Company's relocation is greater than 50 miles from the location where the Executive performs services, or a material change in the Executive's position or duties; provided, however, no such event shall constitute Good Reason hereunder unless the Executive shall have given written notice to the Company of Executive's intent to resign for "Good Reason" within 30 days after the Executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event) and such event or occurrence shall not have been cured within 30 days of the Company's receipt of such notice.

        "Change of Control" means the occurrence of a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group acquires, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

        "Constructive Termination" means a termination following the occurrence of any one or more of the following events without the executive's written consent: (i) any material reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a change of the executive's location of employment by more than 50 miles.

Termination by the Company for Cause, or by Executive other than for Good Reason

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company for Cause, or the executive terminates his or her employment, other than for Good Reason, then the Named Executive Officer will receive the following from the Company:

  •
  payment of his or her accrued base salary, accrued vacation, reimbursement for reimbursable expenses, accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, accrued but unpaid non-equity incentive bonus for the prior fiscal year (excluding any non-equity incentive bonus for the year of termination); and

  •
  right to exercise all vested unexercised SARs and awards outstanding as of the termination date.

Termination due to Death or Total Disability

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated due to his or her Death or Total Disability, then in addition to those benefits provided upon a termination for Cause, the Named Executive Officer will receive:

  •
  pro-rated portion of his or her non-equity incentive bonus for the current fiscal year based on actual length of service during the year of termination.

Termination by the Company without Cause or by Executive for Good Reason

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company without Cause or by Executive for Good Reason, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

  •
  payment of his or her then effective base salary for one year following his or her termination, subject to such executive signing a release; and

  •
  receipt of health benefits for a period of one year following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.

Termination without Cause or by Executive for Good Reason within Two Years of a Change of Control

        Pursuant to the Severance Agreements with each of the Named Executive Officers, if the executive is terminated by the Company without Cause or by Executive for Good Reason within two years of a Change of Control, then in addition to those benefits provided upon a termination due to Death or Total Disability, the Named Executive Officer will receive:

  •
  subject to such executive signing a release, payment of one and one-half times his or her then effective annual base salary plus the greater of (i) one and one-half times the targeted non-equity incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual non-equity incentive bonus for the previous three years. Each of Mr. Martinez and Mr. Ziv will receive two times their respective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to termination or (ii) two times the average actual non-equity incentive bonus for the previous three years, subject to signing a release.

  •
  receipt of health benefits for a period of eighteen months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier. Mr. Martinez will receive these benefits for two years and Mr. Ziv will receive these benefits for one year.

        The Company determined to provide Mr. Martinez and Mr. Ziv with a slightly higher severance payment upon a termination following a Change of Control to reflect each of their key leadership roles and their importance to the Company's management.

        No Named Executive Officers will be entitled to gross ups for the Internal Revenue Code section 280G excise tax penalty on "excess golden parachute payments" as a result of termination following a Change of Control.

Equity Awards Upon Termination or Change of Control

        Pursuant to the terms of the equity awards under the 2006 Plan, the employees that receive such awards, including the Named Executive Officers, are entitled to certain benefits upon the occurrence of each of the following: (i) termination without cause or pursuant to a Constructive Termination (as such term is defined in the 2006 Plan), (ii) a change of control and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the award, and (iii) a change of control followed by termination.

        For the NSUs awarded annually as part of our performance-based short-term equity incentive compensation, if an awardee is terminated by the Company without cause or pursuant to a Constructive Termination, if the threshold performance criteria of the NSUs awarded to such executive have been satisfied, the awardee will be entitled to accelerated vesting for a pro rata portion of the NSU award based on a fraction, the numerator of which is the length of service beginning in January in the year of the NSU grant divided by 48 months, and will be settled in shares of the Company's common stock. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the NSUs, then the NSUs will fully vest if the threshold performance criteria has been satisfied. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested NSUs awarded.

        For the Level 1 and Level 2 SARs and RSUs awarded as part of our performance-based long-term equity incentive compensation, upon a change of control the performance conditions of the SARs and RSUs will be deemed satisfied, but the awards will remain subject to service-based vesting conditions. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the SARs and RSUs, then the SARs and RSUs will fully vest. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to full acceleration of any unvested SARs and RSUs. The RSUs will fully vest upon the awardee's death or disability.

        For the Level 3 RSUs awarded as part of our performance-based long-term equity incentive compensation, upon a change of control the performance conditions of the RSUs will be deemed satisfied and the target number of RSUs shall vest effective December 31, 2014, but the awards will remain subject to service-based vesting conditions. If a change of control occurs and either it is not approved by a majority of the directors or the successor entity does not provide for the continuance of the RSUs, then the target number of RSUs will fully vest immediately, regardless of the performance conditions. Finally, if an awardee is terminated without cause or pursuant to a Constructive Termination within twelve months of a change of control, he or she will be entitled to acceleration of the target number of RSUs, regardless of the performance conditions. Upon the awardee's death, disability or retirement, a pro-rata portion of the RSUs, based on a fraction the numerator of which is the length of service beginning in January, 2011 divided by 48 months, will fully vest effective as of December 31, 2014, subject to the achievement of the performance conditions.

        A summary of payments and benefits that would be provided by the Company in addition to amounts accrued for unpaid base salary, vacation pay, non-equity incentive bonus and reimbursable expenses, if the termination or change of control had occurred on December 31, 2011 (based on the closing price of the Company's common stock on December 30, 2011 of $75.57), given the Named Executive Officers' compensation and service levels per their respective Severance Agreements and equity awards is as follows:

		Upon Termination
Name	Type of Compensation or Benefit	For Death or Total Disability	By the Company Without Cause or by Executive for Good Reason	Upon Change of Control
Angel R. Martinez	cash payments	$—	$1,000,000	$5,923,333
	value of health benefits	—	22,799	45,597
	value of NSUs	—	4,241,366	7,783,710
	value of RSUs	4,156,350	—	5,856,675
	value of SARs	—	—	4,602,213

		4,156,350	5,264,165	24,211,528

Thomas A. George	cash payments	—	400,000	1,192,000
	value of health benefits	—	18,734	28,101
	value of NSUs	—	1,124,104	2,456,025
	value of RSUs	440,814	—	1,007,575

		440,814	1,542,838	4,683,701

Zohar Ziv	cash payments	—	600,000	3,113,333
	value of health benefits	—	21,820	21,820
	value of NSUs	—	2,833,875	5,214,330
	value of RSUs	1,454,723	—	2,304,885
	value of SARs	—	—	1,150,553

		1,454,723	3,455,695	11,804,921

Constance X. Rishwain	cash payments	—	420,000	1,882,000
	value of health benefits	—	20,759	31,138
	value of NSUs	—	2,739,413	4,836,480
	value of RSUs	1,234,299	—	1,801,060
	value of SARs	—	—	1,150,553

		1,234,299	3,180,172	9,701,231

Peter K. Worley	cash payments	—	300,000	1,065,500
	value of health benefits	—	20,855	31,283
	value of NSUs	—	821,824	1,700,325
	value of RSUs	1,124,104	—	1,549,185
	value of SARs	—	—	1,150,553

		1,124,104	1,142,679	5,496,846

        No additional payments or benefits would be provided by the Company if the termination occurred by the Company for Cause or by the executive without Good Reason.

DIRECTOR COMPENSATION

        For service during 2011, directors who are not employees of the Company or its subsidiaries, which we refer to as "Nonemployee Directors," received an annual retainer of $50,000 in cash plus $15,000 for each committee assignment. Nonemployee Directors are also reimbursed for any expenses they may incur with respect to such meetings. In addition, the following positions were entitled to receive an additional annual retainer fee of $70,000 for Lead Director, $40,000 for Audit Committee Chair, and $15,000 each for the Chair for the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. Nonemployee Directors also received equity compensation with a total value of approximately $125,000 annually of the Company's common stock, to be issued out in quarterly installments with the value to be determined using a rolling average of the share price during the last 10 days of each quarter. Nonemployee Directors also received product discounts, which are generally available to the Company's employees and from time to time may receive products without charge in order to help expand the directors' knowledge of the Company's products. Nonemployee Directors who did not serve as directors for the full year received a pro-rated portion of the amounts discussed above.

        In 2011, the Board of Directors did not make any changes to the Board compensation package provided to the Nonemployee Directors in 2010.

        In addition, in 2011, the Board of Directors adopted stock ownership guidelines for the Nonemployee Directors. Nonemployee Directors are also required to hold Company shares worth 5 times the annual retainer within 5 years of joining the Board and each director must hold Company shares after 1 year of joining the Board.

        Directors who were employees of the Company or its subsidiaries served as directors without compensation.

Name	Year	Fees Earned in 2011 ($)	Stock Awards ($)		Total ($)
John M. Gibbons	2011	$120,000	$122,293	(1)(2)	$242,293
Director
Rex A. Licklider	2011	120,000	122,293	(1)	242,293
Director
Ruth M. Owades	2011	65,000	122,293	(1)	187,293
Director
John G. Perenchio	2011	95,000	122,293	(1)	217,293
Director
Maureen Conners	2011	95,000	122,293	(1)	217,293
Director
Karyn O. Barsa	2011	65,000	122,293	(1)	187,293
Director
Michael F. Devine(7)	2011	50,417	100,670	(3)	151,087
Director
James E. Quinn(8)	2011	19,167	37,458	(4)	56,625
Director
Lauri M. Shanahan(8)	2011	19,167	37,458	(4)(5)	56,625
Director
Tore Steen(9)	2011	27,083	57,093	(6)	84,176
Director
Angel R. Martinez(10)	2011	N/A	N/A		N/A
Chair of the Board

(1)
Represents grants of 377 shares of common stock at a per share price of $86.15 on March 31, 2011, 371 shares of common stock at a per share price of $88.14 on June 30, 2011, 317 shares of common stock at a per share price of $93.16 on September 30, 2011, and 365 shares of common stock at a per share price of $75.57 on December 31, 2011.

(2)
Entire amount of compensation was deferred until January 5, 2012.

(3)
Represents grants of 126 shares of common stock at a per share price of $86.15 on March 31, 2011, 371 shares of common stock at a per share price of $88.14 on June 30, 2011, 317 shares of common stock at a per share price of $93.16 on September 30, 2011, and 365 shares of common stock at a per share price of $75.57 on December 31, 2011.

(4)
Represents grants of 106 shares of common stock at a per share price of $93.16 on September 30, 2011, and 365 shares of common stock at a per share price of $75.57 on December 31, 2011.

(5)
Includes $27,507 of compensation which was deferred until January 1, 2017.

(6)
Represents grants of 377 shares of common stock at a per share price of $86.15 on March 31, 2011 and 248 shares of common stock at a per share price of $99.25 on July 29, 2011.

(7)
Mr. Devine joined the board on March 1, 2011.

(8)
Mr. Quinn and Ms. Shanahan joined the board on September 12, 2011.

(9)
Mr. Steen resigned his position as a director of the Company, effective May 31, 2011.

(10)
Mr. Martinez received compensation as President and Chief Executive Officer of the Company for 2011 as discussed previously. He did not receive any compensation as a director in 2011.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of our common stock that may be issued under our equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)
Equity compensation plans approved by security holders	1,769,596	$26.34	3,350,965
Equity compensation plans not approved by security holders	—	—	—

Total	1,769,596	$26.34	3,350,965

(1)
Includes outstanding options, unexercisable SARs and unvested NSUs and RSUs. The nature of the NSU and RSU grants are described in the Compensation Discussion and Analysis.

(2)
The weighted-average exercise price of the options was $4.67 and the stock price at the date of grant of the SARs was $26.73. The weighted-average exercise price does not take into account the NSUs and RSUs.

(3)
Includes 6,000,000 authorized shares under the 2006 Plan less actual shares issued as well as shares reserved for outstanding SARs, NSUs and RSUs.

Compensation Policies and Practices and their Relation to Risk Management

        In addition to our compensation policies for executive officers, the Compensation and Management Development Committee reviews the risks and rewards associated with the Company's compensation programs for all employees generally. The Committee believes that our compensation programs for all employees include elements that mitigate risk while continuing to properly incentivize our employees. The Committee also believes that our compensation policies reward prudent business judgment and appropriate risk taking for our long term performance. Specifically, the policies which mitigate undue risk taking include: (i) independent Committee oversight and the ability of the Committee to exercise its discretion, (ii) the use of a mix of cash and equity, (iii) the use of multiple performance factors in our cash incentive compensation plan, so that employees do not focus on a single financial measure, (iv) capping awards payable under our cash incentive compensation plan, (v) multiple-year vesting of our equity awards to support long-term stockholder value creation; (vi) subjecting our annual equity awards granted in 2011 and 2012 to a Clawback Policy provision subjecting these awards to a Clawback Policy to be adopted by the Company following the SEC's adoption of the relevant rules by the SEC; and (vii) prohibiting in our insider trading policy our Named Executive Officers and other key executives from hedging the economic interest in the Company securities that they hold.

        Management and the Committee evaluate the risk involved with the compensation policies for all of our employees and do not believe any of the Company's compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2012, certain information concerning the shares of common stock beneficially owned by (i) each person who is a Named Executive Officer; (ii) each director and director nominee; (iii) all executive officers and directors as a group (fifteen persons); and (iv) each person known by the Company to be the beneficial owner of more than 5% of our common stock (other than directors, executive officers and depositaries) based upon the most recent SEC filings available.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class(3)
Named Executive Officers
Angel R. Martinez(8)	194,757	*
Thomas A. George	—	*
Zohar Ziv(8)	60,186	*
Constance X Rishwain(8)	33,269	*
Peter K. Worley(8)	32,995	*
Directors and Director Nominees
Angel R. Martinez	194,757	*
Rex A. Licklider	629,120	1.6%
John M. Gibbons(4)	18,898	*
John G. Perenchio	77,232	*
Maureen Conners	14,288	*
Ruth M. Owades	8,488	*
Karyn O. Barsa	7,013	*
Mike F. Devine III	1,179	*
James E. Quinn	1,271	*
Lauri M. Shanahan	107	*
All directors and executive officers as a group (fifteen persons)	1,078,803	2.8%
5% Stockholders
FMR LLC(5)	2,213,460	5.8%
Wellington Management Co, LLP(6)	4,276,444	11.1%
BlackRock, Inc.(7)	2,281,618	5.9%

*
Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)
The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after March 31, 2012 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)
Includes 18,898 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(5)
This information is based solely on a 13G/A filed by the party on February 14, 2012 whose business address is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and an investment advisor, is the beneficial owner of 2,175,980 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,175,980 shares. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, collectively own 49% of the voting power of FMR LLC and may constitute a controlling group with respect to FMR LLC. Neither Edward C. Johnson 3d nor FMR LLC has the sole power to vote or direct the voting of shares held by the Fidelity Funds, which power resides with the board of trustees of the Fidelity Funds. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC and bank, is the beneficial owner of 37,290 shares, as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositve power over 37,290 shares and sole power to vote or to direct the voting of 29,100 shares.

(6)
This information is based solely on a Schedule 13G/A filed by the party on February 10, 2012 whose business address is 280 Congress Street, Boston MA, 02210. Wellington Management Company, LLP (Wellington), has shared voting power for 3,162,947 shares and shared dispositive power for 4,276,444 shares.

(7)
This information is based solely on a Schedule 13G/A filed by the party on February 13, 2012 whose business address is 40 East 52nd Street, New York, NY 10022. Includes 2,281,618 shares held by BlackRock, Inc., which identified itself as a parent holding company, with sole dispositive power and voting power with respect to all of such shares.

(8)
Includes exercisable SARs of 160,000 for Angel Martinez; 30,000 for Zohar Ziv; 15,000 for Constance Rishwain; and 15,000 for Peter Worley.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting, the Company's independent registered public accounting firm, the highest ranking manager of internal audit, legal and regulatory compliance, related party transactions, code of conduct and system of internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the Nasdaq rules and the independence requirements of the SEC.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process including its system of internal controls. KPMG LLP, the Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing (i) an opinion on whether the Company's consolidated financial statements present fairly, in all material respects, the Company's financial position and results of operations and cash flows for the periods presented in conformity with US generally accepted accounting principles and (ii) an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee's responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chair of the Audit Committee, is independent and is an "audit committee financial expert" under applicable rules and regulations.

        In connection with these responsibilities, the Audit Committee met with management and the Company's independent registered public accounting firm to review and discuss the December 31, 2011 consolidated financial statements and obtained from management their representation that the Company's financial statements have been prepared in accordance with US generally accepted accounting principles. Management determined that, as of December 31, 2011, the Company maintained effective internal control over financial reporting.

        The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by the PCAOB's Rule 3526: Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with KPMG LLP its independence from the Company and the Company's management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

        The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held 8 meetings during fiscal 2011, including meetings with the independent registered public accounting firm and the highest ranking manager of internal audit, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Furthermore, it is the responsibility of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB or that the Company's registered public accounting firm is independent.

        Based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012.

THE AUDIT COMMITTEE
John M. Gibbons, Chair Michael F. Devine, III Karyn O. Barsa

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Person Transactions

        The Company's legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company's legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, the Company's Code of Business Conduct and Ethics addresses conflicts of interest where an individual's private interests interfere or conflict with the interests of the Company, including relationships with suppliers, customers or competitors. Conflicts of interest which might impair or appear to impair the exercise of judgment solely for the benefit of the Company are prohibited. In general, such conflicts must be approved by the legal department, the employee's supervisor or, in the case of directors, the Audit Committee. Information regarding potential conflicts of interests in violation of the Company's Code of Business Conduct and Ethics may be reported to the Company's anonymous reporting hotline and may be subsequently obtained by the Chair of the Audit Committee, the Chair of the Board of Directors and the highest ranking manager of internal audit.

        If a related person transaction is identified by the legal department as one which must be reported in the Company's Proxy Statement pursuant to applicable SEC regulations, the Audit Committee is responsible for reviewing and approving or ratifying any such related person transactions. In evaluating related person transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as the Audit Committee and as individual directors. The Audit Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.

        There were no disclosable transactions with related persons under Item 404 of Regulation S-K during the fiscal year ended December 31, 2011 nor are any such transactions currently proposed.

Limitation of Liability and Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (DGCL). In addition, we have entered into indemnification agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.

        We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

        We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers and persons who own more than 10% of our common stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of common stock (Forms 4 and Forms 5) with the SEC as well as provide copies of the reports to the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that:

            (i)  each of Angel Martinez, Zohar Ziv, Thomas George, Constance Rishwain, and Pete Worley filed a Form 4 on April 6, 2011, which reported one transaction each related to the grant by the Company of NSUs pursuant to the 2006 Plan, that were due to be reported on April 1, 2011 and

           (ii)  each of Rex Licklider, John Gibbons, John Perenchio, Maureen Conners, Tore Steen, Ruth Owades, Karyn Barsa and Michael Devine, III filed a Form 4 on April 6, 2011, which reported one transaction each related to the issuance by the Company of quarterly shares for director compensation, that were due to be reported on April 4, 2011.

RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 2

        For the 2011 fiscal year, KPMG LLP provided audit services, which included examination of the Company's annual consolidated financial statements. A summary of the fees for these services provided by KPMG is below. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2012. Our stockholders are being requested to ratify this selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

        Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm, but is not required to select a different firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Audit Fees and All Other Fees

  Audit Fees

        Fees approved for audit services totaled approximately $2,038,000 in 2011 and $1,253,000 in 2010. The 2011 audit fees include fees associated with the audit of the Company's consolidated balance sheets as of December 31, 2011 and 2010, the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011 and the audit of internal control over financial reporting as of December 31, 2011, as well as the reviews of the Company's quarterly reports on Form 10-Q, audits of acquired entities and certain statutory audits required internationally.

  Audit-Related Fees

        The Company was billed for approximately $228,000 audit-related fees in 2011 and was not billed for any audit-related fees in 2010. The 2011 audit-related fees relate to due diligence services rendered related to the Company's acquisition of the Sanuk brand.

  Tax Fees

        Fees incurred for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $62,000 in 2011 and $18,000 in 2010.

  All Other Fees

        The Company was not billed for any other fees in 2011 or 2010.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee administers the Company's engagement of KPMG LLP and pre-approves all their audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.

        Prior to engagement, the Audit Committee Chair pre-approves all independent registered public accounting firm services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee Chair for specific pre-approval before the Company can engage the independent registered public accounting firm to provide them. The Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Committee. In 2007, the Audit Committee approved an Audit and Non-Audit Financial Service Approval Policy which adopts the de minimus exception found in Section 10A of the Securities Exchange Act of 1934, as amended, for preapproval by the Audit Committee of certain audit and non-audit services.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 3

        We are asking our stockholders to approve a non-binding advisory resolution on the compensation paid to our Named Executive Officers as described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement. The Compensation and Management Development Committee has structured our executive compensation program to:

  •
  Attract and retain key executives

  •
  Align executives' interests with that of our stockholders

  •
  Pay for performance

  •
  Reward achievement of short-term and long-term goals

        In 2011, we achieved a record level of $1.377 billion in annual net sales, continuing a trend of increases in net sales and diluted earnings per share every year since 2006. We believe that our executive compensation practices have fostered such success by:

  •
  Including reasonable vesting provisions for our equity awards

  •
  Providing both cash and equity awards and an appropriate mix of these awards

  •
  Establishing performance goals to reflect the individual contribution of each executive and company-wide performance

  •
  Requiring achievement of long and short-term company goals before payment of certain compensation elements

        We urge stockholders to carefully read the "Compensation Discussion and Analysis" beginning on page 26, which describes in greater detail how our executive compensation policies and procedures operate, as well as the Summary Compensation Table and related compensation tables that follow it. The Board and the Compensation and Management Development Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

        Therefore, in accordance with Section 14A of the Securities Exchange Act of 1934, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Stockholders."

        Because this vote is advisory only, it will not be binding upon the Board of Directors or the Compensation and Management Development Committee. However, the Compensation and Management Development Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 3 TO APPROVE THE COMPENSATIN OF OUR NAMED
EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company's independent registered public accounting firm, and the advisory vote on executive compensation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2011 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Corporate Secretary at the Company's corporate offices located at 495-A South Fairview Avenue, Goleta, California 93117.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ANGEL R. MARTINEZ Angel R. Martinez Chair of the Board of Directors, President and Chief Executive Officer

Goleta, California
April 13, 2012

1 1 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000137401_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Angel R. Martinez 02 Rex A. Licklider 03 John M. Gibbons 04 John G. Perenchio 05 Maureen Conners 06 Karyn O. Barsa 07 Michael F. Devine, III 08 James Quinn 09 Lauri Shanahan 495-A SOUTH FAIRVIEW AVE GOLETA, CA 93117 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. 3. To approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any continuations, postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000137401_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . DECKERS OUTDOOR CORPORATION Annual Meeting of Stockholders May 24, 2012 3:00 PM This proxy is solicited by the Board of Directors of Deckers Outdoor Corporation The undersigned hereby appoints Zohar Ziv and Thomas A. George, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Deckers Outdoor Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders to be held on May 24, 2012 and any continuations, postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted for the election of all nominees under proposal 1, for proposal 2, and for proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting. Continued and to be signed on reverse side

QuickLinks

2012 Proxy Summary
QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING
PROPOSAL NO. 1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.
CEO's 2011 Guaranteed Pay vs. At-Risk Pay
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2011
OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END
2011 OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2
PROPOSAL NO. 3
OTHER BUSINESS OF THE ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K